UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Intercept Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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April   , 2020
To Our Stockholders:
We are pleased to invite you to attend the 2020 Annual Meeting of Stockholders of Intercept Pharmaceuticals, Inc., which will be held on Thursday, May 28, 2020 at 10:00 a.m. (Eastern Time). In light of the public health concerns relating to the coronavirus outbreak, government-recommended limits on public gatherings and to assist in protecting the health and well-being of Intercept’s stockholders and employees, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting, ask questions and vote your shares by visiting www.virtualshareholdermeeting.com/ICPT2020. Please note that to participate you will need the 16-digit control number included in your proxy materials or on your proxy card.
Details regarding the Annual Meeting, the business to be conducted and information about Intercept that you should consider when you vote your shares are described in the proxy statement.
The Board of Directors recommends the approval of each of Proposals 1A through 1J, 2, 3 and 4 as set forth in the proxy statement.
Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You are able to vote over the Internet as well as by mail. After you have finished reading the proxy statement, we urge you to vote in accordance with the instructions set forth therein. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting, whether or not you can attend.
Thank you for your continued support of Intercept. We look forward to seeing you at the Annual Meeting.
Sincerely,
Mark Pruzanski, M.D.
President and Chief Executive Officer

INTERCEPT PHARMACEUTICALS, INC.
10 Hudson Yards, 37th Floor
New York, NY 10001
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 28, 2020 at 10:00 a.m. (Eastern Time). In light of the public health concerns relating to the coronavirus (“COVID-19”) outbreak, government-recommended limits on public gatherings and to assist in protecting the health and well-being of the Company’s stockholders and employees, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting, ask questions and vote your shares by visiting www.virtualshareholdermeeting.com/ICPT2020. Please note that to participate you will need the 16-digit control number included in your proxy materials or on your proxy card.
The purposes of the Annual Meeting are:
1.
To elect, by separate resolutions, the following ten nominees to serve on the Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

1A. Paolo Fundarò;	1B. Mark Pruzanski, M.D.;	1C. Srinivas Akkaraju, M.D., Ph.D.;
1D. Luca Benatti, Ph.D.;	1E. Daniel Bradbury;	1F. Keith Gottesdiener, M.D.;
1G. Nancy Miller-Rich;	1H. Gino Santini;	1I. Glenn Sblendorio; and
1J. Daniel Welch.
2.
To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 to 90,000,000.

3.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

4.
To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

5.
To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The close of business on April 6, 2020 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s Common Stock, par value $0.001 per share (the “shares”), as of the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
By Order of the Board of Directors
/s/ Ryan T. Sullivan
Ryan T. Sullivan
General Counsel and Secretary
New York, New York
April    , 2020
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 28, 2020. The Company’s Proxy Statement for the Annual Meeting and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Holders of record may submit a proxy via the Internet or by completing, signing and dating the enclosed proxy card and returning it as promptly as possible in the enclosed envelope. Holders of record must vote in accordance with the instructions listed on the proxy card. Beneficial holders whose shares are held in the name of a bank, broker or other nominee must vote in accordance with the voting instructions provided to them by their bank, broker or other nominee. Such holders may be eligible to submit a proxy electronically.
The Company’s proxy statement is dated April   , 2020, and is first being mailed to stockholders on or about April    , 2020.

INTERCEPT PHARMACEUTICALS, INC.
PROXY STATEMENT

Page
ANNUAL MEETING MATTERS	1
General Information About the Annual Meeting and Voting	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
PROPOSALS UNDER VOTE	9
PROPOSAL NOS. 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I AND 1J: ELECTION OF DIRECTORS	9
Vote Required for Approval	13
PROPOSAL NO. 2: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 45,000,000 to 90,000,000	14
Vote Required for Approval	15
PROPOSAL NO. 3: NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	16
Vote Required for Approval	17
PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
Vote Required for Approval	18
BOARD OF DIRECTORS AND GOVERNANCE	19
Composition of the Board	19
Role and Meetings of the Board	19
Corporate Governance	19
Board Leadership Structure	19
Board Oversight of Risk	19
Independence	20
Executive Sessions and Meetings of Independent Directors	20
Board Attendance at Annual Meetings of Stockholders	20
Communication with the Board	20
Global Code of Business Conduct	20
Corporate Governance Guidelines	21
Anti-Hedging and Anti-Pledging Policy	21
Policies and Procedures Dealing with the Review and Approval of Related Person Transactions	21
Committees of the Board	22
Audit Committee	22
Compensation Committee	22
Nominating and Governance Committee	23
Research and Development Committee	24
Compensation Committee Interlocks and Insider Participation	24
Director Compensation	25
Stock Ownership Guidelines for Directors	27

INTERCEPT PHARMACEUTICALS, INC.
PRELIMINARY PROXY STATEMENT DATED APRIL 15, 2020
SUBJECT TO COMPLETION

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2020

ANNUAL MEETING MATTERS
These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Intercept Pharmaceuticals, Inc. (the “Company”) for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 28, 2020 at 10:00 a.m. (Eastern Time). In light of the public health concerns relating to the coronavirus (“COVID-19”) outbreak, government-recommended limits on public gatherings and to assist in protecting the health and well-being of the Company’s stockholders and employees, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting, ask questions and vote your shares by visiting www.virtualshareholdermeeting.com/ICPT2020. Please note that to participate you will need the 16-digit control number included in your proxy materials or on your proxy card.
Unless otherwise noted or the context otherwise requires, references in this proxy statement to “we,” “us” or “our” refer to Intercept Pharmaceuticals, Inc.
General Information About the Annual Meeting and Voting
General
This proxy statement contains information about the Annual Meeting and was prepared by our management for the Board. This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) are first being mailed to stockholders on or about April   , 2020. This proxy statement and the Annual Report are available at www.proxyvote.com.
Purpose of the Annual Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
Who can vote?
The close of business on April 6, 2020 is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s Common Stock, par value $0.001 per share (the “shares”), as of the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each such holder is entitled to one (1) vote for each share that such holder held as of the record date.
On April 6, 2020, there were 32,943,079 of the Company’s shares outstanding.
How do I vote?
Holders of Record
If on the record date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you may vote your shares in one of the following ways:
•
by voting over the Internet as instructed on the enclosed proxy card;

•
by mailing your completed, signed and dated proxy card as instructed on the card; or

•
by attending the Annual Meeting online and voting during the meeting.

Beneficial Holders
If on the record date, your shares were held in street name through a bank, broker or other nominee, then you must vote in accordance with the voting instructions provided to you by your bank, broker or other nominee. If your shares are held in street name, you still may be eligible to submit a proxy electronically. Beneficial holders whose shares are held in street name and who plan to vote during the Annual Meeting must obtain a legal proxy, executed in their favor by or on behalf of their bank, broker or other nominee, to be able to vote during the Annual Meeting, and should contact such bank, broker or other nominee for instructions on how to obtain a legal proxy and control number.
What am I being asked to vote on?
There are four matters scheduled to be voted on at the Annual Meeting:
1.
To elect, by separate resolutions, the following ten nominees to serve on the Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

a)
Paolo Fundarò (Proposal No. 1A);

b)
Mark Pruzanski, M.D. (Proposal No. 1B);

c)
Srinivas Akkaraju, M.D., Ph.D. (Proposal No. 1C);

d)
Luca Benatti, Ph.D. (Proposal No. 1D);

e)
Daniel Bradbury (Proposal No. 1E);

f)
Keith Gottesdiener, M.D. (Proposal No. 1F);

g)
Nancy Miller-Rich (Proposal No. 1G);

h)
Gino Santini (Proposal No. 1H);

i)
Glenn Sblendorio (Proposal No. 1I); and

j)
Daniel Welch (Proposal No. 1J);

2.
To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 to 90,000,000 (Proposal No. 2);

3.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal No. 3); and

4.
To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 (Proposal No. 4).

Will any other matters be voted on at the Annual Meeting?
As of the date of this proxy statement, the Company’s management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, proxies properly submitted prior to the Annual Meeting will be voted in accordance with the judgment of the proxy holders.
How does the Board recommend that I vote on the proposals?
The Board recommends that you vote your shares as follows:
1.
FOR the election, by separate resolutions, of each of the following ten nominees to serve on the Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

a)
Paolo Fundarò (Proposal No. 1A);

b)
Mark Pruzanski, M.D. (Proposal No. 1B);

c)
Srinivas Akkaraju, M.D., Ph.D. (Proposal No. 1C);

d)
Luca Benatti, Ph.D. (Proposal No. 1D);

e)
Daniel Bradbury (Proposal No. 1E);

f)
Keith Gottesdiener, M.D. (Proposal No. 1F);

g)
Nancy Miller-Rich (Proposal No. 1G);

h)
Gino Santini (Proposal No. 1H);

i)
Glenn Sblendorio (Proposal No. 1I); and

j)
Daniel Welch (Proposal No. 1J);

2.
FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 to 90,000,000 (Proposal No. 2);

3.
FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No.3); and

4.
FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 (Proposal No. 4).

How can I vote on each proposal?
For Proposal Nos. 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I and 1J you may vote FOR or WITHHOLD your vote. For Proposal Nos. 2, 3 and 4, you may vote FOR or AGAINST or ABSTAIN.
How do I attend the Annual Meeting?
Attendance at the Annual Meeting is limited to our stockholders as of the record date. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/ICPT2020. You will need your unique 16-digit control number included in your proxy materials or on your proxy card. The Annual Meeting will begin promptly at 10:00 a.m. (Eastern Time). Online check-in will begin at 9:30 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible and no later than May 18, 2020, so that you can be provided with a control number and gain access to the Annual Meeting. Beneficial holders whose shares are held in street name and who plan to vote during the Annual Meeting must also obtain a legal proxy, executed in their favor by or on behalf of their bank, broker or other nominee, to be able to vote during the Annual Meeting, and should contact such bank, broker or other nominee for instructions on how to obtain a legal proxy and control number.
It is important that your shares be represented and voted at the Annual Meeting and, whether or not you plan to attend the Annual Meeting, we encourage you to submit a proxy over the Internet or by completing and returning the proxy card. You do not need to attend the Annual Meeting in order to vote.
How can I submit a question during the Annual Meeting?
You may submit questions online in writing during the Annual Meeting at www.virtualshareholdermeeting.com/ICPT2020. You will need your unique 16-digit control number included in your proxy materials or on your proxy card.
We intend to answer questions submitted online in writing during the Award Meeting that are relevant to the Annual Meeting and pertinent to matters properly before the Annual Meeting, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be answered once.
What if I need technical assistance?
Beginning 30 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist you with any technical difficulties you may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing or hearing the Annual Meeting during this time, you should call the technical support telephone number that will be posted on the virtual Annual Meeting log-in page.

Can I vote during the Annual Meeting?
Yes. To log in and cast your vote electronically during the Annual Meeting, you will need your unique 16-digit control number included in your proxy materials or on your proxy card. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible and no later than May 18, 2020, so that you can be provided with a control number and cast your vote electronically during the Annual Meeting.
Will a replay of the Annual Meeting be available?
A replay of the Annual Meeting will be made publicly available 24 hours after the meeting at www.virtualshareholdermeeting.com/ ICPT2020 and for two weeks thereafter.
Will a list of stockholders be made available?
Yes. A list of stockholders of record will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/ICPT2020 and, during the ten days prior to the Annual Meeting, at our principal executive offices located at 10 Hudson Yards, 37th Floor, New York, NY 10001.
What vote is required to approve each proposal?
1.
Approval of Proposal Nos. 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I and 1J each requires a plurality of the votes cast in person or by proxy at the Annual Meeting.

2.
Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of shares of our common stock outstanding and entitled to vote at the Annual Meeting.

3.
Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.

4.
Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.

Abstentions may be specified for Proposal Nos. 2, 3 and 4. For Proposal No. 2, abstentions, if any, have the same effect as a negative vote. For Proposal Nos. 3 and 4, abstentions, if any, have no effect on the results of the relevant vote.
For Proposal No. 2, broker non-votes, if any, have the same effect as a negative vote. For Proposal Nos. 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I, 1J, 3 and 4, broker non-votes have no effect on the results of the relevant vote.
What is the quorum requirement?
A “quorum” must be present for the Annual Meeting to be held. A quorum will be present if the holders of a majority of the voting power of all of the shares entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. Shares present or represented by proxy at the Annual Meeting, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present. If there is no quorum, the Annual Meeting may be adjourned, from time to time, by the chairman of the Annual Meeting.
Will my shares be voted if I do not provide a proxy?
If your shares are registered directly in your name with our transfer agent, they will not be counted if you do not vote as described above under “How do I vote?”
If your shares are held in street name, your shares may be voted even if you do not provide the bank, broker or other nominee through which the shares are held with voting instructions. These entities have the authority, under applicable regulatory rules, to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 4 is considered a “routine” matter for which these entities may vote unvoted shares.

Proposal Nos. 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I, 1J, 2 and 3 are not considered “routine” matters for which these entities may vote unvoted shares. Accordingly, if you hold your shares in street name, the bank, broker or other nominee through which the shares are held is not permitted to vote your shares with respect to the election of directors, the approval of an amendment to the Company’s Restated Certificate of Incorporation or the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.
What if I return a proxy card or otherwise submit a proxy but do not make specific choices?
If you return a signed and dated proxy card or otherwise submit a proxy without voting on a proposal, your shares will be voted on such proposal in the manner set forth below:
1.
FOR the election, by separate resolutions, of each of the following ten nominees to serve on the Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

a)
Paolo Fundarò (Proposal No. 1A);

b)
Mark Pruzanski, M.D. (Proposal No. 1B);

c)
Srinivas Akkaraju, M.D., Ph.D. (Proposal No. 1C);

d)
Luca Benatti, Ph.D. (Proposal No. 1D);

e)
Daniel Bradbury (Proposal No. 1E);

f)
Keith Gottesdiener, M.D. (Proposal No. 1F);

g)
Nancy Miller-Rich (Proposal No. 1G);

h)
Gino Santini (Proposal No. 1H);

i)
Glenn Sblendorio (Proposal No. 1I); and

j)
Daniel Welch (Proposal No. 1J);

2.
FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 to 90,000,000 (Proposal No. 2);

3.
FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3);

4.
FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 (Proposal No. 4); and

5.
In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

May I revoke my proxy?
If you are a holder of record, you may revoke your proxy before it is voted at the Annual Meeting by:
•
submitting another properly completed proxy card with a later date and returning it as instructed on the card so that it is received by the Company at least one hour prior to the commencement of the Annual Meeting;

•
submitting a new proxy via the Internet prior to the deadline listed on the proxy card;

•
providing written notice received by the Secretary of the Company at least one hour prior to the commencement of the Annual Meeting; or

•
attending the Annual Meeting and voting in accordance with the requirements described in this proxy statement.

If you are a beneficial holder whose shares are held in street name, you may submit new voting instructions by contacting the bank, broker or other nominee through which you hold your shares. You may also vote at the Annual Meeting if you obtain a legal proxy, executed in your favor by or on behalf of your bank, broker or other nominee, and control number, as described elsewhere in this proxy statement.
Who is making and paying for this proxy solicitation?
This proxy is solicited on behalf of the Board. The Company will pay the cost of distributing this proxy statement and related materials. Upon request, the Company will reimburse banks, brokers and other nominees for reasonable expenses they incur in forwarding proxy materials to beneficial owners of the Company’s shares. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $17,500, plus out-of-pocket expenses. Certain of the Company’s directors, officers and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please submit proxies for all of your shares.
I share an address with another stockholder and we received only one Annual Report and one proxy statement. How may I obtain an additional copy of the Annual Report and proxy statement?
We have adopted a procedure called “householding” under which only one Annual Report and one proxy statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement and you wish to receive separate copies of these documents, please follow the instructions set forth under “Householding.”
How can I find out the results of the voting at the Annual Meeting?
We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements, including, but not limited to, statements regarding the progress, timing and results of our clinical trials, including our clinical trials for the treatment of nonalcoholic steatohepatitis (“NASH”), the safety and efficacy of our approved product, Ocaliva (obeticholic acid or “OCA”) for primary biliary cholangitis (“PBC”), and our product candidates, including OCA for liver fibrosis due to NASH, the timing and acceptance of our regulatory filings and the potential approval of OCA for liver fibrosis due to NASH or any other indications in addition to PBC, the timing and potential commercial success of OCA and any other product candidates we may develop and our strategy, future operations, future financial position, future revenue, projected costs, financial guidance, prospects, plans and objectives.
These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement, and we undertake no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by our management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. The following represent some, but not necessarily all, of the factors that could cause actual results to differ materially from historical results or those anticipated or predicted by our forward-looking statements: the impact of COVID-19, including any impact on our net sales, non-GAAP adjusted operating expenses or financial position, related quarantines and government actions, delays relating to our regulatory applications, disruptions relating to our ongoing clinical trials or involving our contract research organizations, study sites or other clinical partners, disruptions relating to our supply chain or involving our third-party manufacturers, distributors or other distribution partners, facility closures or other restrictions, and the extent and duration thereof; our ability to successfully commercialize Ocaliva for PBC; our ability to maintain our regulatory approval of Ocaliva for PBC in the United States, Europe, Canada, Israel, Australia and other jurisdictions in which we have or may receive marketing authorization; the initiation, timing, cost, conduct, progress and results of our research and development activities, preclinical studies and clinical trials, including any issues, delays or failures in identifying patients, enrolling patients, treating patients, retaining patients, meeting specific endpoints in the jurisdictions in which we intend to seek approval or completing and timely reporting the results of our NASH or PBC clinical trials; our ability to timely and cost-effectively file for and obtain regulatory approval of our product candidates, including the regulatory approval of our New Drug Application for liver fibrosis due to NASH; any advisory committee recommendation that our product candidates, including OCA for liver fibrosis due to NASH, should not be approved or approved only under certain conditions; any determination that the regulatory applications and subsequent information we submit for our product candidates, including OCA for liver fibrosis due to NASH, do not contain adequate clinical or other data or meet applicable regulatory requirements for approval; conditions that may be imposed by regulatory authorities on our marketing approvals for our products and product candidates, including OCA for liver fibrosis due to NASH, such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint), any risk mitigation programs such as a REMS, and any related restrictions, limitations and/or warnings contained in the label of any of our products or product candidates; any potential side effects associated with Ocaliva for PBC, OCA for liver fibrosis due to NASH or our other product candidates that could delay or prevent approval, require that an approved product be taken off the market, require the inclusion of safety warnings or precautions or otherwise limit the sale of such product or product candidate; our ability to establish and maintain relationships with, and the performance of, third-party manufacturers, contract research organizations and other vendors upon whom we are substantially dependent for, among other things, the manufacture and supply of our products, including Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH, and our clinical trial activities; our ability to identify, develop and successfully commercialize our products and product candidates, including our ability to timely and successfully launch OCA for liver fibrosis due to NASH, if approved; our ability to obtain and maintain intellectual property protection for our products and product candidates, including our ability to cost-effectively file, prosecute, defend and enforce any patent claims or other intellectual property rights; the size and growth of the markets for our products and product candidates and our ability to serve those markets; the degree of market acceptance of Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH or our other product candidates among physicians, patients and healthcare payors; the availability of adequate coverage and reimbursement from governmental and private healthcare payors for our products, including Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH, and our ability to obtain adequate pricing for such products; our ability to establish and maintain effective sales, marketing and distribution capabilities, either directly or through collaborations with third parties; competition from existing drugs or new drugs that become available; our ability to prevent system failures, data breaches or violations of data protection laws; costs and outcomes relating to any disputes, governmental inquiries or investigations, legal proceedings or litigation, including any securities, intellectual property, employment, product liability or other litigation; our collaborators’ election to pursue research, development and commercialization activities; our ability to establish and maintain relationships with collaborators with development, regulatory and commercialization expertise; our need for and ability to generate or obtain additional financing; our estimates regarding future expenses, revenues and capital requirements and the accuracy thereof; our use of cash and short-term investments; our ability to acquire, license and invest in businesses, technologies, product candidates and products; our ability to attract and retain key personnel to manage our business effectively; our ability to manage the growth of our operations, infrastructure, personnel, systems and controls; our ability to obtain and maintain adequate insurance coverage; the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions, including the potential impact of Brexit; and the other risks and uncertainties identified in our periodic filings filed with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report.

PROPOSALS UNDER VOTE

PROPOSAL NOS. 1A, 1B, 1C, 1D, 1E, 1F, 1G, 1H, 1I AND 1J:

ELECTION OF DIRECTORS
The Board currently consists of ten directors, each of whom is standing for election at the Annual Meeting. Our directors are elected annually to serve one-year terms.
The following table sets forth the names, ages, tenures and committee memberships of our directors as of April   , 2020.
Director	Age	Director Since
Paolo Fundarò(1)	46	2006
Mark Pruzanski, M.D.	52	2002
Srinivas Akkaraju, M.D., Ph.D.(2)	52	2012
Luca Benatti, Ph.D.(2)(3)	59	2014
Daniel Bradbury(3)(4)	59	2016
Keith Gottesdiener, M.D.(2)	66	2016
Nancy Miller-Rich(5)	61	2018
Gino Santini(4)(5)(6)	63	2015
Glenn Sblendorio(4)	64	2014
Daniel Welch(3)(5)	62	2015

(1)
Chairman of the Board.

(2)
Member of the Research and Development Committee.

(3)
Member of the Nominating and Governance Committee.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation Committee.

(6)
Lead Independent Director.

The Board has nominated Paolo Fundarò, Mark Pruzanski, M.D., Srinivas Akkaraju, M.D., Ph.D., Luca Benatti, Ph.D., Daniel Bradbury, Keith Gottesdiener, M.D., Nancy Miller-Rich, Gino Santini, Glenn Sblendorio and Daniel Welch for election as directors at the Annual Meeting. The election of each of the nominees recommended for election as directors requires a plurality of the votes cast in person or by proxy at the Annual Meeting. If elected, each of Messrs. Fundarò, Bradbury, Santini, Sblendorio and Welch, Drs. Pruzanski, Akkaraju, Benatti and Gottesdiener and Ms. Miller-Rich will serve on the Board until the 2021 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified. If any of Messrs. Fundarò, Bradbury, Santini, Sblendorio or Welch, Drs. Pruzanski, Akkaraju, Benatti or Gottesdiener or Ms. Miller-Rich should become unable to accept election, the persons named as proxies may vote for a substitute nominee selected by the Board or the named proxies. Each of Messrs. Fundarò, Bradbury, Santini, Sblendorio and Welch, Drs. Pruzanski, Akkaraju, Benatti and Gottesdiener and Ms. Miller-Rich has agreed to serve if elected, and the Company’s management has no reason to believe that any nominee will be unable to serve.
The name, principal occupation and other information concerning the nominees recommended for election as directors at the Annual Meeting, including the specific experience, qualifications, attributes and skills that led the Board to determine that the nominees should serve as directors, are set forth below. There are no family relationships between or among any of our directors or executive officers. For more information regarding the independence of our directors, please see “Board of Directors and Governance—Independence.”
Paolo Fundarò has served as our Chairman since October 2015 and as a member of our Board since 2006. Mr. Fundarò has been the Chief Executive Officer of Genextra S.p.A., an investment firm focused on the life sciences industry, since July 2019 and previously served as the Chief Financial Officer of Genextra

S.p.A. from its inception in 2004 until 2019. Mr. Fundarò also has served as Managing Director of certain of Genextra’s portfolio companies, including Congenia S.r.l. since 2004, Dac S.r.l. from 2004 until December 2016 and Tethis S.p.A. from 2004 until July 2016. Before joining Genextra, Mr. Fundarò was Director of Finance and Strategic Planning for the Fastweb Group from 2000 to 2004. Earlier in his career, Mr. Fundarò worked for investment banks Salomon Smith Barney (now Citigroup) and Donaldson, Lufkin & Jenrette (now Credit Suisse). Mr. Fundarò serves on the board of directors of a number of private companies, including Genextra S.p.A. Mr. Fundarò received a degree in Business Management from Bocconi University in Milan, Italy.
Mr. Fundarò’s significant experience in corporate finance and strategic planning, as well as his expertise in building, investing in and growing companies in diverse industries, including the biopharmaceutical industry, contributed to the Board’s determination that Mr. Fundarò should be nominated to serve an additional term as a director of the Company.
Mark Pruzanski, M.D. is one of our co-founders and has served as our President and Chief Executive Officer, and as a member of our Board, since our inception in 2002. Dr. Pruzanski has over 20 years of experience in life sciences company management, venture capital and strategic consulting. Prior to co-founding the Company, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co-author of a number of scientific publications and is named as an inventor on several of our patents. Dr. Pruzanski has been a director of Equillium, Inc. since September 2018. Dr. Pruzanski also currently serves on the boards of the Emerging Companies Section of the Biotechnology Innovation Organization (BIO), a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.
Dr. Pruzanski’s comprehensive knowledge of the Company and its approved product, development pipeline, management team, strategy and partners, as well as his operational expertise and experience in managing, advising and investing in life sciences companies, contributed to the Board’s determination that Dr. Pruzanski should be nominated to serve an additional term as a director of the Company.
Srinivas Akkaraju, M.D., Ph.D. has served as a member of our Board since October 2012. Since March 2017, Dr. Akkaraju has been the Managing General Partner of Samsara BioCapital, a venture capital firm that he founded. From April 2013 to March 2017, Dr. Akkaraju was a General Partner and then a Senior Advisor of Sofinnova Ventures, a venture capital firm focused on the life sciences industry. From January 2009 until April 2013, Dr. Akkaraju was a Managing Director of New Leaf Venture Partners, an investment firm focused on the healthcare technology sector. From 2006 to 2008, Dr. Akkaraju served as a Managing Director of Panorama Capital, a venture capital firm that he co-founded along with other members of the former venture capital investment team of J.P. Morgan Partners, a private equity division of JPMorgan Chase & Co. Prior to co-founding Panorama Capital, Dr. Akkaraju was with J.P. Morgan Partners, which he joined in 2001 and of which he became a partner in 2005. From 1998 to 2001, Dr. Akkaraju worked in business and corporate development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company. Dr. Akkaraju has been a director of Seattle Genetics, Inc. since 2003, Aravive, Inc. (formerly Versartis, Inc.) since July 2013 and Syros Pharmaceuticals, Inc. since June 2017. Dr. Akkaraju also serves on the board of directors of a number of private companies. During the prior five years, Dr. Akkaraju previously served as a director of aTyr Pharma, Inc., Principia Biopharma Inc. and ZS Pharma, Inc. Dr. Akkaraju received his M.D. and a Ph.D. in Immunology from Stanford University. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University.
Dr. Akkaraju’s extensive experience in venture capital, in-depth knowledge of life sciences companies and financial expertise, as well as his scientific background and public company board experience, contributed to the Board’s determination that Dr. Akkaraju should be nominated to serve an additional term as a director of the Company.

Luca Benatti, Ph.D. has served as a member of our Board since July 2014. Dr. Benatti has over 25 years of experience in the pharmaceutical and biotechnology industries. Since June 2012, Dr. Benatti has served as the Chief Executive Officer and a director of EryDel S.p.A., a private biotechnology company focused on rare diseases. From 1998 until May 2012, Dr. Benatti was Chief Executive Officer of Newron Pharmaceuticals S.p.A., a publicly traded biopharmaceutical company that Dr. Benatti co-founded. Under Dr. Benatti’s leadership, Newron developed a pipeline of potential therapies, with its most advanced compound, Xadago, approved for the treatment of Parkinson’s disease in various jurisdictions, and undertook significant business development activities. From 1985 to 1998, Dr. Benatti held various research and development positions at Pharmacia & Upjohn and its predecessor companies. Dr. Benatti has authored several scientific publications and holds a number of patents. Dr. Benatti currently serves as a director of Newron Pharmaceuticals S.p.A. Dr. Benatti also serves as chairman of Italian Angels for Biotech, a member of the Advisory Board of the Sofinnova Telethon Fund, a member of the Strategic Advisory Board of Zambon, a member of the Board of Assobiotec, the Italian Biotech Association, and a member of the jury of Open Accelerator and of the European Biotechnica Award. Dr. Benatti graduated from and performed his post-doctoral training at the Milano Genetics Institute.
Dr. Benatti’s significant experience in the pharmaceutical and biotechnology industries, business development, financial and strategic leadership expertise and thorough understanding of pharmaceutical drug discovery and development contributed to the Board’s determination that Dr. Benatti should be nominated to serve an additional term as a director of the Company.
Daniel Bradbury has served as a member of our Board since July 2016. Mr. Bradbury has over 35 years of experience leading global, fast-growing life sciences companies. Mr. Bradbury has served as Executive Chairman of Equillium, Inc., a biopharmaceutical company that Mr. Bradbury co-founded, since January 2020 and served as Chairman of Equillium, Inc. from March 2018 through December 2019. Mr. Bradbury also previously served as Chief Executive Officer of Equillium, Inc., from June 2018 through December 2019 and as President of Equillium, Inc. from March 2017 until June 2018. In addition, Mr. Bradbury has been Managing Member of BioBrit, LLC, a life sciences consulting and investment firm, since 2012. Previously, Mr. Bradbury held several senior positions at Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, including President and Chief Executive Officer from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012, President and Chief Operating Officer from 2006 to 2007, Chief Operating Officer from 2003 to 2006, Executive Vice President from 2000 to 2003 and Senior Vice President, Corporate Development from 1998 to 2000. Mr. Bradbury also served as a director of Amylin from June 2006 to August 2012. Prior to joining Amylin in 1994, Mr. Bradbury worked at SmithKline Beecham Pharmaceuticals and its predecessor companies for ten years in various sales and marketing positions. Mr. Bradbury has been a director of Castle Biosciences, Inc. since September 2012 and serves on the board of directors of a number of private companies and philanthropic organizations. During the prior five years, Mr. Bradbury previously served as a director of Geron Corporation, Corcept Therapeutics Incorporated, Illumina, Inc. and BioMed Realty Trust, Inc. In addition, Mr. Bradbury serves on the Keck Graduate Institute’s Board of Trustees and the University of California San Diego’s Rady School of Management Dean’s Advisory Council. Mr. Bradbury received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.
Mr. Bradbury has extensive experience in the biopharmaceutical industry, has demonstrated leadership and operational skills and possesses significant research, development and commercialization expertise, as well as public company board experience. These factors, and Mr. Bradbury’s transition in January 2020 from Chief Executive Officer and Chairman of Equillium, Inc. to a more limited advisory role as Executive Chairman of Equillium, Inc., contributed to the Board’s determination that Mr. Bradbury should be nominated to serve an additional term as a director of the Company.
Keith Gottesdiener, M.D. has served as a member of our Board since July 2016. From October 2011 until March 2020, Dr. Gottesdiener served as the Chief Executive Officer and a director of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Gottesdiener joined Rhythm after 16 years at Merck Research Laboratories, where he held positions of increasing responsibility, including serving as a leader of Merck’s late clinical development organization from 2006 to 2011 and leading Merck’s early clinical development across all therapeutic areas from 2001 through early 2006. In such roles,

Dr. Gottesdiener oversaw the development of Merck’s infectious diseases and vaccine products through pivotal trials, registration, and life cycle management, including GardasilTM (HPV Vaccine), RotateqTM (rotavirus vaccine), ZostavaxTM (zoster vaccine) and IsentressTM (HIV integrase inhibitor), among others. In 2008, Dr. Gottesdiener was appointed Late Stage Therapeutic Group Leader, and in that role led Merck’s late-stage clinical development efforts (from Phase 2 through patent expiry) across all therapeutic areas. After Merck’s merger with Schering-Plough Corporation in 2009, he continued as Co-Head of Late Development. Dr. Gottesdiener received his B.A. from Harvard College and his M.D. from the University of Pennsylvania. He completed his residency and fellowship at the Brigham and Women’s Hospital-Beth Israel Medical Center-Dana Farber Cancer Institute Children’s Hospital programs. After his fellowship, Dr. Gottesdiener did postdoctoral research in the laboratory of Dr. Jack Strominger at Dana Farber Cancer Institute working on the molecular immunology of the T-cell receptor. In 1986, he joined the faculty as an assistant professor at Columbia University, started an independent research laboratory with NIH RO-1 funding, focusing on gene transcription, and was Associate Clinical Professor of Medicine at the time he left to join Merck in 1995.
Dr. Gottesdiener’s extensive experience as a senior executive in the pharmaceutical industry, drug development and regulatory affairs expertise and research work for both medical and academic institutions, as well as his public company experience, contributed to the Board’s determination that Dr. Gottesdiener should be nominated to serve an additional term as a director of the Company.
Nancy Miller-Rich has served as a member of our Board since April 2018. Ms. Miller-Rich has 35 years of experience in the healthcare industry, with significant expertise in business development and commercial strategy. Since September 2017, Ms. Miller-Rich has served as a consultant to the pharmaceutical industry. Previously, Ms. Miller-Rich served in a number of leadership roles at Merck & Co., Inc. and, prior to the merger of the two companies, at Schering-Plough Corporation, including most recently as Senior Vice President, Global Human Health Business Development & Licensing, Strategy and Commercial Support from November 2013 to September 2017 and as Group Vice President, Consumer Care Global New Ventures and Strategic Commercial Development from January 2007 to November 2013. Prior to joining Schering-Plough in 1990, Ms. Miller-Rich served in a variety of commercial and marketing roles at Sandoz Pharmaceuticals and Sterling Drug, Inc. She is currently a director of Aldeyra Therapeutics, Inc., as well as a board member of a number of private and not-for-profit entities. During the prior five years, Ms. Miller-Rich previously served as a director of UDG Healthcare plc. She received her B.S. in Business Administration, Marketing from Ithaca College in Ithaca, New York.
Ms. Miller-Rich’s significant experience in the healthcare industry, as well as her business development and commercial strategy expertise, contributed to the Board’s determination that Ms. Miller-Rich should be nominated to serve an additional term as a director of the Company.
Gino Santini has served as our Lead Independent Director since February 2018 and as a member of our Board since November 2015. From 1983 to 2010, Mr. Santini held a variety of commercial, operational and leadership roles of increasing responsibility at Eli Lilly and Company, including Senior Vice President, Corporate Strategy and Business Development from 2007 to 2010, Senior Vice President of Corporate Strategy and Policy from 2004 to 2007, President of U.S. Operations from 1999 to 2004 and President of the Women’s Health Franchise from 1997 to 1999. Mr. Santini has been a director of AMAG Pharmaceuticals, Inc. since February 2012, Allena Pharmaceuticals, Inc. since February 2012 (but will not be standing for re-election as a director of Allena Pharmaceuticals, Inc. at its 2020 annual meeting of stockholders, as disclosed in its Annual Report on Form 10-K filed with the SEC on March 16, 2020), Horizon Pharma plc since March 2012 and Collegium Pharmaceutical, Inc. since July 2012. Mr. Santini also serves on the board of directors of a number of private companies. During the prior five years, Mr. Santini previously served as a director of Vitae Pharmaceuticals, Inc. Mr. Santini holds an undergraduate degree in mechanical engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester.
Mr. Santini has extensive experience in the pharmaceutical industry, has demonstrated leadership and operational skills and possesses significant domestic and international commercial, corporate strategy, business development and transactional experience, as well as public company board experience. These factors, and Mr . Santini’s decision not to stand for re-election as a director of Allena Pharmaceuticals, Inc. at its 2020 annual meeting of stockholders, contributed to the Board’s determination that Mr. Santini should be nominated to serve an additional term as a director of the Company.

Glenn Sblendorio has served as a member of our Board since February 2014. Mr. Sblendorio has over 30 years of experience in the pharmaceutical and biotechnology industries. Mr. Sblendorio has been Chief Executive Officer, President and a director of IVERIC bio, Inc. (formerly Ophthotech Corporation) since July 2017, January 2017 and May 2017, respectively. Mr. Sblendorio also previously served at IVERIC bio, Inc. as Executive Vice President and Chief Operating Officer from April 2016 to January 2017, Chief Financial Officer and Treasurer from April 2016 until April 2017 and a director from July 2013 through March 2016. Prior to joining IVERIC bio, Inc., Mr. Sblendorio served as the President and Chief Financial Officer of The Medicines Company from March 2006 until December 2015. Mr. Sblendorio served as Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Prior to joining The Medicines Company in 2000, Mr. Sblendorio served as a managing director at MPM Capital Advisors, LLC and held a variety of senior financial positions at Hoffman-La Roche, Inc. Mr. Sblendorio has been a director of Amicus Therapeutics, Inc. since June 2006. During the prior five years, Mr. Sblendorio previously served as a director of The Medicines Company. Mr. Sblendorio received a B.B.A. from Pace University and an M.B.A. from Fairleigh Dickinson University.
Mr. Sblendorio’s extensive experience in the pharmaceutical and biotechnology industries, leadership skills, operational and strategic expertise and financial knowledge, which enables him to serve as a financial expert on our Audit Committee, as well as his public company board experience, strong record of availability and dedication to service on our Board, contributed to the Board’s determination that Mr. Sblendorio should be nominated to serve an additional term as a director of the Company.
Daniel Welch has served as a member of our Board since November 2015. From January 2015 to February 2018, Mr. Welch served as an Executive Partner of Sofinnova Ventures, a venture capital firm. From September 2003 until its acquisition by Roche Holdings in September 2014, Mr. Welch served as Chief Executive Officer and President of InterMune, Inc., a biotechnology company. Mr. Welch also served as Chairman of InterMune from May 2008 to September 2014. From 2002 to 2003, Mr. Welch served as Chairman and Chief Executive Officer of Triangle Pharmaceuticals, Inc., a pharmaceutical company that was acquired by Gilead Sciences. From 2000 to 2002, Mr. Welch served as President of Biopharmaceuticals at Elan Corporation. From 1987 to 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo, now Sanofi, including Vice President of Worldwide Marketing and Chief Operating Officer of the U.S. business. From 1980 to 1987, Mr. Welch was with American Critical Care, a division of American Hospital Supply. Mr. Welch has been a director of Seattle Genetics, Inc. since June 2007 and Ultragenyx Pharmaceutical Inc. since April 2015. During the prior five years, Mr. Welch previously served as a director of AveXis, Inc. and Hyperion Therapeutics, Inc. Mr. Welch also serves on the board of directors of a number of private companies. Mr. Welch holds a B.S. from the University of Miami and an M.B.A. from the University of North Carolina.
Mr. Welch’s extensive experience in the biotechnology industry, leadership skills and commercial, operational and strategic expertise, as well as his public company board experience, contributed to the Board’s determination that Mr. Welch should be nominated to serve an additional term as a director of the Company.
Vote Required for Approval
The election, by separate resolutions, of each of the following ten nominees to serve on the Board of Directors until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified requires a plurality of the votes cast in person or by proxy at the Annual Meeting: Paolo Fundarò (Proposal No. 1A); Mark Pruzanski, M.D. (Proposal No. 1B); Srinivas Akkaraju, M.D., Ph.D. (Proposal No. 1C); Luca Benatti, Ph.D. (Proposal No. 1D); Daniel Bradbury (Proposal No. 1E); Keith Gottesdiener, M.D. (Proposal No. 1F); Nancy Miller-Rich (Proposal No. 1G); Gino Santini (Proposal No. 1H); Glenn Sblendorio (Proposal No. 1I); and Daniel Welch (Proposal No. 1J).
THE BOARD RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL NO. 2:

AMENDMENT TO THE COMPANY’S RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 45,000,000 TO 90,000,000
The Board of Directors is requesting stockholder approval of an amendment to our Restated Certificate of Incorporation to increase the authorized number of our shares of common stock, par value $0.001 per share, from 45,000,000 to 90,000,000.
The additional shares of common stock that would be authorized upon approval of the proposed amendment would have rights identical to our currently outstanding shares of common stock. The approval of the proposed amendment and any future issuance of common stock would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to the increase in the number of shares of our common stock outstanding, such as dilution of the per share operating results and the voting rights of current holders of our common stock. If the amendment is approved, it will become effective upon the filing of an amendment to our Restated Certificate of Incorporation (in the form of a Certificate of Amendment to our Restated Certificate of Incorporation) with the Secretary of State of the State of Delaware.
As of April 6, 2020, we had 32,943,079 shares of common stock outstanding and our Board of Directors had reserved 3,388,031 shares of common stock for issuance upon the exercise of stock options and the vesting of other equity awards outstanding under our equity plans. In addition, the Board of Directors had reserved up to 5,823,784 shares of common stock for issuance upon conversion of our 3.25% Convertible Senior Notes due 2023 and our 2.00% Convertible Senior Notes due 2026. As a result, as of April 6, 2020, we had only 2,845,106 shares of common stock available for issuance for other purposes. If the proposed amendment to our Restated Certificate of Incorporation to increase the authorized number of our shares of common stock is not approved, we may not have sufficient shares of common stock available for issuance for purposes deemed to be in the best interests of the Company by our Board of Directors.
Although at present the Board of Directors has no plans to issue the additional shares of common stock, the Board of Directors believes it would be prudent and advisable to have those shares available for issuance to provide additional flexibility for future business and financial purposes. If the proposed amendment to our Restated Certificate of Incorporation is approved, additional shares may be issued for various purposes without further stockholder approval. These purposes may include: raising capital; granting equity incentive awards to employees, officers or directors; strategic partnerships; acquisitions, licensing arrangements or other transactions; and other business purposes approved by our Board of Directors.
Although the proposed amendment is not intended as an anti-takeover provision, the additional shares of common stock ultimately could be used to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company.
If the proposed amendment is approved and becomes effective, Article FOURTH, Paragraph A of our Restated Certificate of Incorporation, which sets forth our currently authorized capital stock, will be amended to read in its entirety as follows:
“The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 95,000,000 shares, consisting of 90,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).
The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.”

Vote Required for Approval
The amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 45,000,000 to 90,000,000 (Proposal No. 2) requires the affirmative vote of the holders of a majority of shares of our common stock outstanding and entitled to vote at the Annual Meeting.
THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S
RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 45,000,000 TO 90,000,000.

PROPOSAL NO. 3:

NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF
THE COMPANY’S NAMED EXECUTIVE OFFICERS
We have adopted a performance-based compensation philosophy that is intended to attract, retain, reward and incentivize our executive officers to achieve our near-term corporate goals, as well as our long-term strategic objectives. In particular, our philosophy is designed to achieve the following objectives:
•
reward the achievement of measurable corporate objectives and align executive officers’ incentives with increasing stockholder value;

•
attract, retain and motivate highly-talented individuals with the skills and demonstrated abilities necessary to deliver superior execution of our short- and long-term strategic plans and drive our continued success;

•
provide executive compensation that is competitive with that paid by our peers in the competitive and dynamic biopharmaceutical industry;

•
appropriately balance cash compensation designed to encourage the achievement of critical annual goals with equity incentives designed to inspire the achievement of long-term objectives and align the interests of our executive officers more closely with those of our stockholders; and

•
align the compensation principles for our executive officers with those for all employees to help create a company-wide performance culture.

We urge our stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation philosophy and how we implemented it through our 2019 compensation program for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving at the end of 2019 (the “named executive officers”).
Pursuant to Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This non-binding, advisory vote is commonly referred to as a “say-on-pay” vote.
At our 2015 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every year, every two years or every three years. Our stockholders indicated a strong preference for holding such a vote every year and, after taking this result into consideration, our Board determined to hold such a vote every year. Accordingly, we are submitting the following resolution for stockholder approval at the Annual Meeting:
“RESOLVED, that the stockholders of Intercept Pharmaceuticals, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2020 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis and the compensation tables and other narrative compensation disclosures.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, programs and practices described in this proxy statement. As this is a non-binding, advisory vote, the result will not be binding on the Company, our Board or our Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating the Company’s compensation philosophy, programs and practices.

Vote Required for Approval
The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3) requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.
THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS,
OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
KPMG LLP has audited the Company’s financial statements since 2008. Representatives of KPMG LLP will be present virtually at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and are expected to be available to respond to questions submitted electronically, as appropriate.
While stockholder ratification is not required by the Company’s Restated Bylaws or otherwise, the Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practices. If the Company’s stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Vote Required for Approval
Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020 (Proposal No. 4) requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.
THE BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BOARD OF DIRECTORS AND GOVERNANCE
Composition of the Board
The Board is currently comprised of ten directors. Our directors are elected annually to serve one-year terms.
Role and Meetings of the Board
The Board meets regularly to review significant developments affecting the Company and to act on matters requiring the approval of the Board. The Board held seven board meetings during the year ended December 31, 2019. During the year ended December 31, 2019, each of our incumbent directors attended at least 75%, in the aggregate, of  (i) the meetings of the Board held during the period that such director served and (ii) the meetings held by the committees of the Board on which such director served during the period that such director served.
Corporate Governance
We maintain a corporate governance page on our website that includes key information about our Global Code of Business Conduct, Corporate Governance Guidelines and charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Research and Development Committee of the Board. The corporate governance page can be found on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.”
Board Leadership Structure
Mr. Fundarò has served as our Chairman since October 2015 and Dr. Pruzanski has served as our President and Chief Executive Officer, and as a member of the Board, since our inception in 2002. In February 2018, we appointed Mr. Santini to serve as the Board’s Lead Independent Director.
We believe that separating the roles of Chairman and Chief Executive Officer recognizes the time, effort and energy that our Chief Executive Officer is required to devote to his position and allows him to focus on our day-to-day business, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board also recognizes the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow, and as a result, we believe that the appointment of Mr. Santini as our Lead Independent Director contributes to the overall effectiveness of the Board. We also believe that Mr. Santini’s appointment enhances the governance structure of the Board by reinforcing the independence of the Board in its oversight of the business and affairs of the Company. However, no single leadership model is right for all companies and at all times, and the Board may review its leadership structure in the future.
The Board has delegated certain responsibilities to the committees of the Board. The Board has created four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Research and Development Committee. In addition, special ad hoc committees of the Board may be created from time to time to oversee special projects, financings and other matters. Each standing committee is chaired by an independent director who reports to the full Board on the activities and findings of his or her respective committee. The Board believes that this delegation of responsibilities facilitates efficient decision-making and communication among the directors and management.
Board Oversight of Risk
The Board has responsibility for the oversight of risk management, while the Company’s management has the day-to-day responsibility for the identification and control of risk at the Company. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company and the appropriate steps that should be taken in order to monitor and control such exposures. The committees assist the Board in fulfilling its risk oversight responsibilities within their respective areas of responsibility. For example, pursuant to its written charter, the Audit Committee oversees the Company’s processes and procedures with respect to financial and enterprise risk, including overseeing the Company’s enterprise risk management program. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and practices. The Nominating and Governance Committee focuses on the management of risks associated with the composition, organization and governance of the Board and its committees, as well as the corporate governance structure of the Company. The Research and Development Committee reviews risks associated with the Company’s research and development programs. Each committee of the Board meets and reports its findings to the Board on a regular basis.
Independence
The Board is currently comprised of ten directors. The Board uses the standards of independence established by the SEC and Nasdaq in determining whether its members are independent. The Board has affirmatively determined that each of the Company’s current directors (other than Dr. Pruzanski) is independent under the director independence criteria established by Nasdaq. Dr. Pruzanski is not an independent director by virtue of his employment with the Company.
In addition, the Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee meets any additional “independence” criteria established by Nasdaq or the SEC required for service on such committees.
Executive Sessions and Meetings of Independent Directors
The Board generally holds executive sessions of the independent directors following each regularly scheduled meeting of the Board. Executive sessions do not include any employee directors or other members of management of the Company.
Board Attendance at Annual Meetings of Stockholders
In accordance with our Corporate Governance Guidelines, members of the Board are strongly encouraged to attend the Company’s Annual Meetings of Stockholders. Eight of the ten directors comprising the Board at the time were in attendance at the Company’s 2019 Annual Meeting of Stockholders held on June 20, 2019.
Communication with the Board
The Board has adopted a process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications to the following address:
Intercept Pharmaceuticals, Inc.
c/o Company Secretary
10 Hudson Yards, 37th Floor
New York, NY 10001
Any such communication must state the number of shares owned by the stockholder making the communication. In any such communication, an interested person may also designate a particular director, or a committee of the Board, such as the Audit Committee, to which such communication should be directed. Our legal department will forward all correspondence to the Board or the particularly designated audience, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate or frivolous material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Global Code of Business Conduct
We have adopted a Global Code of Business Conduct as our “code of ethics,” as defined by regulations promulgated under the Securities Act and the Exchange Act, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Global Code of Business Conduct is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any future amendment to, or waiver from, a provision of our Global Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.”
Corporate Governance Guidelines
As part of the Board’s commitment to building long-term stockholder value with an emphasis on corporate governance, the Board has adopted a set of Corporate Governance Guidelines to assist it in exercising its responsibilities. Our Corporate Governance Guidelines cover, among other topics, Board composition, structure and functioning, Board membership criteria, the submission of Board nominee recommendations by stockholders, Board self-evaluations, Board access to management and advisors, leadership development and succession planning. Our Corporate Governance Guidelines are available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.”
Anti-Hedging and Anti-Pledging Policy
The Company restricts its directors, officers and employees from (i) engaging in any transactions involving options, straddles, collars or other similar risk reduction or hedging devices, (ii) using the Company’s securities to secure a margin or other loan, (iii) effecting “short sales” of the Company’s securities and (iv) trading in the Company’s securities on a short-term basis.
Policies and Procedures Dealing with the Review and Approval of Related Person Transactions
Pursuant to its written charter, the Audit Committee is responsible for reviewing and approving, prior to the Company’s entry into such transactions, all transactions in which the Company is or will be a participant that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K as a result of any executive officer, director, director nominee, beneficial owner of more than 5% of the Company’s securities or immediate family member of any of the foregoing persons, or any other person whom the Board determines may be considered to be a related person under Item 404 of Regulation S-K, having or being expected to have a direct or indirect material interest therein. For the above purposes, “immediate family member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director, director nominee or greater than 5% beneficial owner.
In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee.
The Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members has an interest.
No related person transaction shall be entered into or continued prior to the completion of the foregoing procedures. In the event management becomes aware of a related person transaction that has not been previously approved, it shall be submitted to the Audit Committee promptly, and the Audit Committee shall review such related person transaction in accordance with the foregoing procedures, taking into account all of the relevant facts and circumstances available to the Audit Committee. Based on the conclusions reached, the Audit Committee shall evaluate all options, including, without limitation, approval, ratification, amendment or termination of the related person transaction.
Committees of the Board
The Board has created four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Research and Development Committee. In addition, special ad hoc committees of the Board may be created from time to time to oversee special projects, financings and other matters.
Audit Committee
The Board has established an Audit Committee currently consisting of Messrs. Sblendorio, Bradbury and Santini. Mr. Sblendorio, who the Board has determined is an “audit committee financial expert” (as that term is defined in Item 407(d)(5) of Regulation S-K), serves as the chairperson of the Audit Committee. Each member of the Audit Committee is independent under Rule 10A-3 of the Exchange Act and the applicable rules of Nasdaq.
The Audit Committee’s primary purpose is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s accounting and financial reporting practices, systems of internal control over financial reporting and audit process, as well as the quality and integrity of the Company’s financial reports, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s processes for monitoring compliance with legal and regulatory requirements and the Company’s Global Code of Business Conduct. The Audit Committee’s report is set forth under “Audit Committee Report.”
The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.” The Audit Committee met six times during the year ended December 31, 2019.
Compensation Committee
The Board has established a Compensation Committee currently consisting of Messrs. Santini and Welch and Ms. Miller-Rich, all of whom are independent under applicable Nasdaq rules, “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) (which is only relevant to the extent deemed necessary to qualify for transition relief under Section 162(m)). Mr. Santini serves as the chairperson of the Compensation Committee.
The Compensation Committee’s primary purpose is to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation programs, policies and practices, to review and determine the compensation to be paid to the Company’s executive officers, to review, discuss with management and approve the Company’s “Compensation Discussion and Analysis” disclosures and to review and approve the committee’s report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time. The Compensation Committee’s report is set forth under “Executive Compensation—Compensation Committee Report.” For a discussion of the role of management and the use of compensation consultants in determining executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”
The Compensation Committee operates under a written charter adopted by the Board, a current copy of which is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.” Under its charter, the Compensation Committee may form and delegate its authority to subcommittees of the committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee met seven times during the year ended December 31, 2019.

Nominating and Governance Committee
The Board has established a Nominating and Governance Committee currently consisting of Messrs. Welch and Bradbury and Dr. Benatti, all of whom are independent under applicable Nasdaq rules. Mr. Welch serves as the chairperson of the Nominating and Governance Committee.
The Nominating and Governance Committee’s primary purpose is to: (i) evaluate and make recommendations to the Board with respect to the current size, composition, organization and governance of the Board and its committees; (ii) identify, review and evaluate candidates qualified to serve as directors and on committees of the Board and make recommendations concerning the leadership structure of the Board; (iii) recommend to the Board nominees for election to the Board at the Company’s Annual Meetings of Stockholders and appointment to the Board to fill interim vacancies, if any; (iv) administer the annual performance evaluation process for the Board and its committees; (v) oversee the executive officer succession planning process; and (vi) oversee and make recommendations to the Board with respect to corporate governance matters.
When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Governance Committee may utilize third-party search firms and will consider recommendations from directors, management and others, including the Company’s stockholders. Our Corporate Governance Guidelines include a policy regarding the qualifications of directors, which sets forth threshold requirements for individuals nominated to serve as directors of the Company. In general, the Nominating and Governance Committee looks for new members possessing relevant expertise to offer advice and guidance to management, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to promote and enhance the long-term value of the Company for its stockholders and possessing the highest personal and professional standards of integrity and ethical values.
The Nominating and Governance Committee believes that all members of the Board must have sufficient time and devote sufficient attention to board duties and to otherwise fulfill the responsibilities required of directors. In identifying and considering nominees for director and directors for service on Board committees, the Nominating and Governance Committee considers whether such nominees and directors have sufficient time and attention to devote to board duties, including whether, among other things, such nominees and directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. Our Corporate Governance Guidelines require that before accepting an invitation to serve on another board, our directors must first provide notice to the Chairman of the Board and the chairperson of the Nominating and Governance Committee. In addition, our Corporate Governance Guidelines provide that, unless approved in advance by the Board, (i) no director may serve on more than five U.S. public company boards (including service on the Board), and (ii) no director who serves as a chief executive officer of a U.S. public company may serve on more than three U.S. public company boards (including service on the Board). Accordingly, prior to recommending a candidate as a nominee for director or a director for service on a Board committee, the Nominating and Governance Committee reviews the number of boards that the candidate or director serves on and considers whether such outside commitments may limit his or her ability to devote sufficient time and attention to the affairs of the Company. In recommending to the Board that Daniel Bradbury be nominated to serve on the Board until the 2021 Annual Meeting or until his successor is duly elected and qualified, the Nominating and Governance Committee considered, among other things, that Mr. Bradbury transitioned in January 2020 from Chief Executive Officer and Chairman of Equillium, Inc. to a more limited advisory role as Executive Chairman of Equillium, Inc. In recommending to the Board that Gino Santini be nominated to serve on the Board until the 2021 Annual Meeting or until his successor is duly elected and qualified, the Nominating and Governance Committee considered, among other things, that Mr. Santini will not be standing for re-election as a director of Allena Pharmaceuticals, Inc. at its 2020 annual meeting of stockholders, as disclosed in its Annual Report on Form 10-K filed with the SEC on March 16, 2020. In recommending that you vote for the election of Glenn Sblendorio to serve on the Board until the 2021 Annual Meeting or until his successor is duly elected and qualified, the Nominating and Governance Committee considered, among other things, his role as Chief Executive Officer of IVERIC bio, Inc. and other commitments, on the one hand, and his more than 30 years of experience in the pharmaceutical and biotechnology industries, his leadership, financial, operational and strategic expertise, his knowledge of the Company and the insight he brings into the boardroom, as well as his strong record of availability and dedication to service on the Board, on the other hand.
The Nominating and Governance Committee does not have a formal policy with respect to diversity; however, pursuant to the policy regarding the qualifications of directors included in our Corporate Governance Guidelines, the Nominating and Governance Committee considers the diversity of the Board and its committees when identifying and considering nominees for director and directors for service on Board committees, and shall strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders and ethnicities on the Board and its committees.
Candidates for director nominees are reviewed in the context of the foregoing standards and considerations, as well as the expected contributions of each candidate to the collective functioning of the Board based upon the totality of his or her credentials, experience and expertise, the composition of the Board at the time and other relevant circumstances, including the operating requirements of the Company and the long-term interests of stockholders. With respect to the nomination of continuing directors for re-election, the individual’s past performance as a director is also considered. The Nominating and Governance Committee periodically reviews the composition of the Board, including whether the directors, both individually and collectively, can and do provide the experience, qualifications, attributes and skills appropriate for the Company.
Our Corporate Governance Guidelines include policies with respect to the consideration of candidates recommended by stockholders for nomination for election to the Board and the procedures for stockholders to follow in submitting such recommendations. The Nominating and Governance Committee will consider bona fide candidates recommended by stockholders in accordance with such policies. Any such recommendation must be submitted in writing to the Nominating and Governance Committee, care of Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Company Secretary, within the time frames set forth in such policies and contain the information and undertakings required by such policies. Nominees for director who are recommended by stockholders to the Nominating and Governance Committee will be evaluated in the same manner as any other nominee for director. Nominations by stockholders may also be made in the manner set forth under “Stockholders’ Proposals.”
The Nominating and Governance Committee operates under a written charter adopted by the Board. A current copy of such charter, as well as our Corporate Governance Guidelines, which include the above-referenced policies regarding the qualifications of directors, the consideration of candidates recommended by stockholders for nomination for election to the Board and the procedures for stockholders to follow in submitting such recommendations, are available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.” The Nominating and Governance Committee met four times during the year ended December 31, 2019.
Research and Development Committee
The Board has established a Research and Development Committee currently consisting of Drs. Benatti, Akkaraju and Gottesdiener, all of whom are independent under applicable Nasdaq rules. Dr. Benatti serves as the chairperson of the Research and Development Committee.
The Research and Development Committee’s primary purpose is to assist the Board in its oversight of the Company’s strategic direction and investment in research and development, technology and manufacturing and to identify and discuss significant emerging trends and issues in science and technology and consider their potential impact on the Company.
The Research and Development Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.” The Research and Development Committee met twice during the year ended December 31, 2019.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has formerly been an officer or employee of the Company. In 2019, none of our executive officers (i) served on the compensation committee of another entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company or (ii) served on the board of directors of another entity that had one or more of its executive officers serving on the Compensation Committee of the Company.
Director Compensation
On an annual basis, the Compensation Committee conducts an evaluation of the design of the Company’s independent director compensation program in light of best practices and competitive market data for the Company’s compensation peer group. In 2019, the Compensation Committee also retained the services of the Rewards Solution practice at Aon plc, specifically members of their Radford advisory team (“Radford”), an independent compensation consultant, to provide it with additional comparative data on director compensation practices in the Company’s industry and to advise it on the Company’s independent director compensation program generally. In May 2019, based on the input and analysis provided by Radford and the recommendation of our Compensation Committee, the Board determined that no adjustments were needed to the independent director compensation levels previously adopted by the Board in June 2018, which had been adopted with reference to the 50th percentile of the competitive market based on our compensation peer group. As a result, (i) all annual cash retainers were maintained at their pre-existing levels, (ii) the aggregate equity value of the Annual Grant (as defined below) was maintained at $264,500 and (iii) the aggregate equity value of any New Director Grant (as defined below) was maintained at $396,750. Only directors who are “independent” in accordance with applicable Nasdaq rules (the “Independent Directors”) receive compensation for their service as directors. Each of the Company’s current directors, other than Dr. Pruzanski, qualifies as an Independent Director.
For 2019, the annual cash retainers for the Independent Directors were as follows (payable quarterly in equal installments):
Membership	Chairperson	Other Members
Board of Directors.	$80,000	$50,000
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Governance Committee	$10,000	$5,000
Research and Development Committee	$10,000	$5,000
Pursuant to the independent director compensation levels adopted by the Board, (i) each Independent Director who had served on the Board for six months or longer as of the date of the Company’s 2019 Annual Meeting of Stockholders was eligible to receive an annual equity grant (each, an “Annual Grant”) comprised of stock options with an equity value of  $132,250 and restricted stock units with an equity value of  $132,250 and (ii) each new Independent Director first appointed or elected to the Board in 2019 was eligible to receive an equity grant (each, a “New Director Grant”) comprised of stock options with an equity value of  $198,375 and restricted stock units with an equity value of  $198,375. No new Independent Directors were appointed or elected to the Board in 2019 and, accordingly, no New Director Grants were made in 2019.
The number of  (i) stock options granted in connection with each Annual Grant and New Director Grant is determined by dividing the equity value to be represented thereby by the value per-option derived from a Black-Scholes model with reference to the average of the per-share closing prices of the Company’s common stock on the Nasdaq Global Select Market during the 30 trading days preceding the grant date and (ii) restricted stock units granted in connection with each Annual Grant and New Director Grant is determined by dividing the equity value to be represented thereby by the average of the per-share closing prices of the Company’s common stock on the Nasdaq Global Select Market during the 30 trading days preceding the grant date. Because the number of stock options and restricted stock units granted in connection with each Annual Grant and New Director Grant is determined using a 30-day average closing stock price, the grant date fair values of such stock options and restricted stock units, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), differ from the amounts set forth above.
Subject to the Independent Director’s continued service on the Board, the stock option and restricted stock unit awards granted in connection with (i) each Annual Grant vest in full on the earlier of  (A) the one-year anniversary of the date of grant and (B) the day immediately preceding the date of the next Annual Meeting of Stockholders and (ii) each New Director Grant vest in a series of three equal annual installments, with 1/3 of the shares subject to the award vesting on each anniversary of the date that the Independent Director was first elected or appointed to the Board (or, if earlier in any given year, the day immediately preceding the date of the Annual Meeting of Stockholders in such year). In addition, all unvested Annual Grants and New Director Grants shall immediately vest in connection with a change of control of the Company. The exercise price for stock options granted in connection with each Annual Grant and New Director Grant is the per-share closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.
The Company also reimburses reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings.
The following table sets forth, for the fiscal year ended December 31, 2019, the total compensation paid to the Independent Directors serving on the Board during 2019.
Director Compensation for 2019
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(10)	Option Awards ($)(10)	Total ($)
Paolo Fundarò	80,000(1)	129,133	132,223	341,356
Srinivas Akkaraju, M.D., Ph.D.	55,000(2)	129,133	132,223	316,356
Luca Benatti, Ph.D.	65,000(3)	129,133	132,223	326,356
Daniel Bradbury	65,000(4)	129,133	132,223	326,356
Keith Gottesdiener, M.D.	55,000(5)	129,133	132,223	316,356
Nancy Miller-Rich	57,500(6)	129,133	132,223	318,856
Gino Santini	75,000(7)	129,133	132,223	336,356
Glenn Sblendorio	70,000(8)	129,133	132,223	331,356
Daniel Welch	67,500(9)	129,133	132,223	328,856

(1)
Represents an annual cash retainer for Mr. Fundarò’s service as Chairman of the Board.

(2)
Represents an annual cash retainer for Dr. Akkaraju’s service as a director and as a member of the Research and Development Committee.

(3)
Represents an annual cash retainer for Dr. Benatti’s service as a director, as Chairperson of the Research and Development Committee and as a member of the Nominating and Governance Committee.

(4)
Represents an annual cash retainer for Mr. Bradbury’s service as a director, as a member of the Nominating and Governance Committee and as a member of the Audit Committee.

(5)
Represents an annual cash retainer for Dr. Gottesdiener’s service as a director and as a member of the Research and Development Committee.

(6)
Represents an annual cash retainer for Ms. Miller-Rich’s service as a director and as a member of the Compensation Committee.

(7)
Represents an annual cash retainer for Mr. Santini’s service as a director, as Chairperson of the Compensation Committee and as a member of the Audit Committee.

(8)
Represents an annual cash retainer for Mr. Sblendorio’s service as a director and as Chairperson of the Audit Committee.

(9)
Represents an annual cash retainer for Mr. Welch’s service as a director, as a member of the Compensation Committee and as Chairperson of the Nominating and Governance Committee.

(10)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, in respect of restricted stock unit and stock option awards. These amounts do not reflect compensation actually received by the Independent Directors. Assumptions used in the calculation of these amounts are included in “Note 13” to the Notes to Consolidated Financial Statements for the year ended December 31, 2019, included in our Annual Report. Each Independent Director received an Annual Grant in 2019 comprised of 1,570 restricted stock units and 2,174 stock options. As of December 31,

2019, the aggregate number of unvested restricted stock units and shares subject to stock options (including unvested stock option awards) held by each Independent Director serving on the Board during 2019 was as follows: 1,570 restricted stock units and 12,561 shares subject to stock options (including unvested stock option awards) for Mr. Fundarò; 1,570 restricted stock units and 11,560 shares subject to stock options (including unvested stock option awards) for Dr. Akkaraju; 1,570 restricted stock units and 10,857 shares subject to stock options (including unvested stock option awards) for Dr. Benatti; 1,570 restricted stock units and 10,154 shares subject to stock options (including unvested stock option awards) for Mr. Bradbury; 1,570 restricted stock units and 10,154 shares subject to stock options (including unvested stock option awards) for Dr. Gottesdiener; 1,570 restricted stock units and 9,858 shares subject to stock options (including unvested stock option awards) for Ms. Miller-Rich; 1,570 restricted stock units and 12,056 shares subject to stock options (including unvested stock option awards) for Mr. Santini; 1,570 restricted stock units and 10,857 shares subject to stock options (including unvested stock option awards) for Mr. Sblendorio; and 1,570 restricted stock units and 12,056 shares subject to stock options (including unvested stock option awards) for Mr. Welch.
Stock Ownership Guidelines for Directors
The Company has adopted minimum stock ownership guidelines for the Board, which require, within a five-year period, the Independent Directors to hold Company equity equal to at least 3x their annual cash retainer. Until the ownership guidelines are satisfied, the Independent Directors are required to maintain a minimum retention ratio of at least 50% of their annual equity awards, net of shares sold or withheld solely to pay applicable exercise fees and/or withholding taxes. Any Independent Directors failing to meet the guidelines within the allotted compliance period will be required to maintain a minimum retention ratio of 100% of net shares after the applicable exercise fees and/or withholding taxes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and accompanying footnotes show information as of April 6, 2020 regarding the beneficial ownership of the Company’s shares by:
•
each person who was known by the Company to own beneficially more than 5% of its shares;

•
each member of the Board and each of the Company’s named executive officers; and

•
all members of the Board and the Company’s executive officers as a group.

For purposes of the table below, we deem shares subject to options that are exercisable or exercisable within sixty days of April 6, 2020 and restricted stock units vesting within sixty days of April 6, 2020 to be outstanding and to be beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares beneficially owned by them. On April 6, 2020, there were 32,943,079 shares outstanding. Unless otherwise specified, the address of each director and executive officer is c/o Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001.
	Shares Beneficially Owned(9)
Name and Address	Number of Shares	Percentage of Common Stock
5% Stockholders:
Genextra S.p.A.(1)	6,095,578	18.5%
FMR LLC(2)	4,919,116	14.9%
BlackRock, Inc.(3)	2,314,468	7.0%
The Vanguard Group(4)	2,296,438	7.0%
Directors and Executive Officers:
Paolo Fundarò(5)	6,129,142	18.6%
Mark Pruzanski, M.D.(6)	787,855	2.4%
Srinivas Akkaraju, M.D., Ph.D.(7)	438,344	1.3%
Luca Benatti, Ph.D.	21,553	*
Daniel Bradbury(8)	26,723	*
Keith Gottesdiener, M.D.	20,082	*
Nancy Miller-Rich	14,809	*
Gino Santini	20,910	*
Glenn Sblendorio	19,513	*
Daniel Welch	20,091	*
Jerome Durso.	50,857	*
Sandip Kapadia	54,264	*
Richard Kim	32,751	*
Ryan Sullivan	30,456	*
All directors and executive officers as group (19 persons)	7,812,414	23.7%

*
Less than 1%.

(1)
In a Schedule 13G filed with the SEC on July 31, 2019 by Genextra S.p.A. (“Genextra”); Genextra, Francesco Micheli and Paolo Fundarò each reported shared voting power and shared dispositive power over 6,095,578 shares and Mr. Fundarò reported sole voting power and sole dispositive power over 28,250 shares. Mr. Micheli is the Executive Director and Chairman of the Board of Genextra and, in such capacity, Mr. Micheli exercises voting control over the shares owned by Genextra. Mr. Micheli disclaims beneficial ownership with respect to any such shares, except to the extent of his pecuniary interest therein, if any. Mr. Fundarò is the Chief Executive Officer of Genextra and, in such capacity, Mr. Fundarò exercises voting control over the shares owned by Genextra. Mr. Fundarò disclaims beneficial ownership with respect to any such shares, except to the extent of his pecuniary interest therein, if any. Genextra’s address is Via Privata Giovannino De Grassi, 11, 20123 Milan, Italy. Genextra has informed the Company that it has pledged shares that it holds to an affiliate of Credit Suisse Securities (USA) LLC as collateral in connection with a margin loan.
(2)
Based solely on information contained in a Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC (“FMR”). In the FMR Schedule 13G, FMR reported sole voting power over 383,500 shares and sole dispositive power over 4,919,116 shares. FMR’s address is 245 Summer Street, Boston, MA 02210.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2020 by BlackRock, Inc. (“BlackRock”). In the BlackRock Schedule 13G, BlackRock reported sole voting power over 2,241,855 shares and sole dispositive power over 2,314,468 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(4)
Based solely on information contained in a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). In the Vanguard Schedule 13G, Vanguard reported sole voting power over 53,450 shares, shared voting power over 5,293 shares, sole dispositive power over 2,241,208 shares and shared dispositive power over 55,230 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Includes 6,095,578 shares held by Genextra. Mr. Fundarò is the Chief Executive Officer of Genextra. Mr. Fundarò disclaims beneficial ownership with respect to such shares, except to the extent of his pecuniary interest therein, if any.

(6)
Includes 100,000 shares held in a grantor retained annuity trust.

(7)
Includes 403,688 shares held by Samsara BioCapital, L.P. Dr. Akkaraju is a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital, L.P. Dr. Akkaraju disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)
Includes 7,812 shares held by BioBrit, LLC. Mr. Bradbury and his spouse are the trustees and beneficiaries of a trust that is the sole member of BioBrit, LLC.

(9)
Includes the following shares issuable upon the exercise of options that are exercisable or exercisable within sixty days of April 6, 2020 or the vesting of restricted stock units vesting within sixty days of April 6, 2020: for Mr. Fundarò, 14,131 shares; for Dr. Pruzanski, 227,969 shares; for Dr. Akkaraju, 13,130 shares; for Dr. Benatti, 12,427 shares; for Mr. Bradbury, 11,724 shares; for Dr. Gottesdiener, 11,724 shares; for Ms. Miller-Rich, 10,324 shares; for Mr. Santini, 13,626 shares; for Mr. Sblendorio, 12,427 shares; for Mr. Welch, 13,626 shares; for Mr. Durso, 34,138 shares; for Mr. Kapadia, 36,426 shares; for Mr. Kim, 22,414 shares; for Mr. Sullivan, 14,819 shares; and for all directors and executive officers as a group, 551,216 shares.

EXECUTIVE OFFICERS
The executive officers of Intercept Pharmaceuticals, Inc. as of April __, 2020, their positions and their ages are as listed below.
Name	Age	Position
Mark Pruzanski, M.D.	52	President and Chief Executive Officer
Jerome Durso	52	Chief Operating Officer
Lisa Bright	52	President, International
Jason Campagna, M.D., Ph.D.	50	Chief Medical Officer
Gail Cawkwell, M.D., Ph.D.	58	SVP, Medical Affairs, Safety & Pharmacovigilance
David Ford	51	Chief Human Resources Officer
Sandip Kapadia	50	Chief Financial Officer and Treasurer
Richard Kim	51	President, U.S. Commercial & Strategic Marketing
Ryan Sullivan	44	General Counsel and Secretary
Christian Weyer, M.D., M.A.S.	51	EVP, Research & Development
Mark Pruzanski, M.D. is one of our co-founders and has served as our President and Chief Executive Officer, and as a member of our Board, since our inception in 2002. Dr. Pruzanski has over 20 years of experience in life sciences company management, venture capital and strategic consulting. Prior to co-founding the Company, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co-author of a number of scientific publications and is named as an inventor on several of our patents. Dr. Pruzanski has been a director of Equillium, Inc. since September 2018. Dr. Pruzanski also currently serves on the boards of the Emerging Companies Section of the Biotechnology Innovation Organization (BIO), a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.
Jerome Durso has served as our Chief Operating Officer since February 2017. Mr. Durso has over 25 years of experience in building and leading commercial and business operations at life sciences companies both in the United States and abroad. Prior to joining the Company, Mr. Durso served as a consultant to the biopharmaceutical industry from September 2015 to February 2017. Mr. Durso has spent the majority of his career at Sanofi, a global pharmaceutical company, where he most recently served as Senior Vice President, Chief Commercial Officer of the Global Diabetes Division from June 2011 to April 2015. From 2010 to 2011, Mr. Durso was Senior Vice President, Chief Commercial Officer of Sanofi’s U.S. pharmaceuticals business. Prior to that, he served in a number of commercial leadership roles of increasing responsibility in business unit and brand management, marketing and sales since he first joined Sanofi in 1993. Mr. Durso earned his bachelor’s degree in marketing from the University of Notre Dame.
Lisa Bright has served as our President, International since July 2016. Ms. Bright has over 25 years of experience in the biopharmaceutical industry. Ms. Bright joined the Company in November 2014 as Senior Vice President and Head of Europe and then served as Chief Commercial and Corporate Affairs Officer from February 2015 to July 2016. Prior to joining the Company, Ms. Bright worked at Gilead Sciences Ltd. starting in 2008, where she held positions of increasing responsibility, including: General Manager United Kingdom & Ireland; Vice President, Northern Europe; Vice President, Head of Sovaldi Launch Planning for Europe, Asia, Middle East and Australasia; and Vice President, Government Affairs Europe, Middle East and Australasia. Prior to holding these positions, Ms. Bright held a range of senior positions at GlaxoSmithKline plc, including Vice President and Managing Director of New Zealand and Vice President—Sales for the United Kingdom. Ms. Bright has been a director of Ascendis Pharma A/S since April 2017 and Dechra Pharmaceuticals PLC since February 2019. Ms. Bright has a B.Sc. in pharmacology from University College London.

Jason Campagna, M.D., Ph.D. has served as our Chief Medical Officer since December 2019, having previously served as Senior Vice President and Non-Alcoholic Steatohepatitis Program Leader since 2016. Prior to joining Intercept, Dr. Campagna held a number of roles of increasing responsibility at The Medicines Company from 2010 to 2016, including most recently as Senior Vice President and Health Science Lead of Surgery and Perioperative Care. Earlier in his career, Dr. Campagna served as the Chief Medical Quality Officer at Cottage Health System and, prior to this, held faculty appointments at the University of Pennsylvania and Massachusetts General Hospital. Dr. Campagna also served as Managing Director of Profibrix B.V. following its acquisition by The Medicines Company in 2013, and as a Director of Annovation Biopharma, Inc. prior to its acquisition by The Medicines Company in 2015. Presently, Dr. Campagna serves on the Steering Committee of the Wallace H. Coulter Center for Translational Research at the University of Miami Miller School of Medicine. Dr. Campagna received his M.D. and a Ph.D. in Molecular and Cellular Pharmacology, as well as his bachelor’s degree, from the University of Miami. Dr. Campagna completed his post-graduate training at Harvard Medical School and Massachusetts General Hospital.
Gail Cawkwell, M.D., Ph.D. has served as our SVP, Medical Affairs, Safety & Pharmacovigilance since September 2018, having previously served as SVP, Medical Affairs since February 2018. Prior to joining the Company, Dr. Cawkwell worked for Purdue Pharma L.P., where she served as Special Advisor to the Board of Directors from September 2017 to February 2018, Chief Medical Officer from January 2015 to September 2017 and VP, Medical Affairs from November 2014 to January 2015. From 2000 to November 2014, Dr. Cawkwell served in a number of roles of increasing responsibility at Pfizer Inc., including most recently as Vice President Medicine Team Lead for Pfizer’s tofacitinib franchise. Dr. Cawkwell also served as a Clinical Instructor of Pediatrics at Columbia Presbyterian Health Center from 2002 to 2015 and previously held several other clinical and academic posts. Dr. Cawkwell received her Ph.D. from the University of Cincinnati, her M.D. from McGill University in Montreal, Canada and her bachelor’s degree from Duke University.
David Ford has served as our Chief Human Resources Officer since May 2017. He brings over 25 years of experience in a variety of human resources roles across the United States, Europe, Latin America and New Zealand. Prior to joining the Company, Mr. Ford spent nearly 15 years at Sanofi, where he most recently served as Vice President Human Resources for the Sanofi Genzyme global business unit from January 2016 to May 2017. Prior to that role, from November 2011 through December 2015, Mr. Ford served as Vice President Human Resources for the Sanofi North American businesses. Mr. Ford joined the pharmaceutical industry in 2002 as the HR Director—United Kingdom and Republic of Ireland for Sanofi-Synthelabo. Mr. Ford holds a master’s degree in business administration from INSEAD, Fontainebleau (France).
Sandip Kapadia has served as our Chief Financial Officer and Treasurer since July 2016. Mr. Kapadia has over 20 years of experience in building and leading finance and administration teams at life sciences companies both in the United States and abroad. Prior to joining the Company, Mr. Kapadia held finance leadership positions over 19 years at Novartis and Novartis affiliates in the United States, Switzerland, the Netherlands and the United Kingdom, including most recently Chief Financial Officer of North America at Novartis’s generic division, Sandoz. Mr. Kapadia has been a director of Passage Bio since January 2020 and previously was a director of Therachon AG from January 2019 to June 2019. Mr. Kapadia earned his bachelor’s degree in business administration and accounting from Montclair State University, an M.B.A from Rutgers Graduate School of Management and is a certified public accountant.
Richard Kim has served as our President, U.S. Commercial & Strategic Marketing since February 2018, having previously served as Senior Vice President, Commercial U.S. since July 2015. He has over 20 years of commercial, marketing and managerial experience in the biopharmaceutical industry in the United States and abroad. Prior to joining the Company, Mr. Kim worked at Bristol-Myers Squibb starting in 2004, where he most recently served as General Manager, Hepatitis C Worldwide Commercialization. Prior to that, Mr. Kim held a number of roles of increasing responsibility at Bristol-Myers Squibb, including Vice President, SPRYCEL Brand Lead, Oncology Global Marketing; Vice President, U.S. In-Line Oncology and Global Marketing for Necitumumab; and Vice President, East Area Sales, Cardiovascular and Metabolics. Prior to holding these positions, Mr. Kim held a range of senior positions in the United States, Canada and Australia at Schering-Plough, which was acquired by Merck & Co., Inc. Mr. Kim earned his bachelor’s degree in chemistry from the University of Alberta.

Ryan Sullivan has served as our General Counsel and Secretary since February 2018. Prior to joining the Company, Mr. Sullivan worked at Anacor Pharmaceuticals, Inc., which was acquired by Pfizer Inc. At Anacor, Mr. Sullivan served as Executive Vice President, General Counsel and Secretary from February 2016 until June 2016 and as Senior Vice President, General Counsel and Secretary from April 2014 until February 2016. Before joining Anacor, Mr. Sullivan worked as an attorney in the legal group of Warner Chilcott plc prior to its acquisition by Actavis plc (now Allergan plc). During his tenure at Warner Chilcott from July 2007 until December 2013, Mr. Sullivan served in a number of positions of increasing responsibility, including most recently as General Counsel and Secretary. Before joining Warner Chilcott, Mr. Sullivan practiced in the New York corporate law group of Cahill Gordon & Reindel LLP. Mr. Sullivan earned his bachelor’s of science degree from Cornell University and his juris doctor degree from Cornell Law School.
Christian Weyer, M.D., M.A.S. has served as our EVP, Research & Development since November of 2017. Dr. Weyer’s career in metabolic drug development spans more than 20 years, involving clinical studies and regulatory submissions at all stages of product development and across the continuum of diabetes, obesity and NAFLD/NASH. Prior to joining the Company, Dr. Weyer was President and Chief Development Officer at ProSciento, Inc., a leading clinical R&D service provider focused on diabetes, NAFLD/NASH and obesity, from December 2015 to November 2017. Dr. Weyer has served as a senior executive in several companies, including as President, Chief Executive Officer and a director of Fate Therapeutics, Inc. from October 2012 to November 2015, where he steered the company’s transition into a publicly traded cellular therapeutics company, and as Senior Vice President of R&D at Amylin Pharmaceuticals, Inc., where he contributed to the development and approval of several first-in-class medicines for diabetes and lipodystrophy. Before joining Amylin, Dr. Weyer worked at the National Institutes of Health, NIDDK, conducting clinical research on the pathogenesis of obesity and type 2 diabetes. Dr. Weyer received his M.D. and clinical training at the Department of Metabolic Disorders, World Health Organization Collaborating Center for Diabetes Treatment and Prevention, at the University of Düsseldorf, Germany and holds a postdoctoral master’s degree in advanced clinical research from the University of California, San Diego.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation philosophy and how we implemented it through our 2019 compensation program for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers serving at the end of 2019 (the “named executive officers”):
Name	Title
Mark Pruzanski, M.D.	President and Chief Executive Officer (“CEO”)
Sandip Kapadia	Chief Financial Officer and Treasurer
Jerome Durso	Chief Operating Officer
Ryan Sullivan	General Counsel and Secretary
Richard Kim	President, U.S. Commercial & Strategic Marketing
Executive Summary
In 2019, we made considerable progress executing against our key strategic priorities relating to our nonalcoholic steatohepatitis (“NASH”) development program, our primary biliary cholangitis (“PBC”) commercial efforts and our pipeline in non-viral liver diseases, and further refined and strengthened our executive compensation program and corporate governance practices. Key financial and operational highlights are described below.
2019 STOCK PRICE PERFORMANCE AND RELATED AWARDS

✓
Solid Stock Price Appreciation.   Our stock price increased by 23% over the course of 2019.

✓
TSR-Based Performance Stock Unit Awards.   In 2019, we again granted as part of our annual equity award program for our executive officers performance stock unit awards (“TSR PSUs”) that vest, if at all, based on the Total Shareholder Return (“TSR”) of our common stock relative to that of the companies comprising the S&P Biotechnology Select Industry Index (“TSR Peer Group”) over a 3-year period, subject to a vesting cap equal to 100% of target in the event that our relative TSR exceeds target but our absolute TSR is negative.

KEY BUSINESS ACHIEVEMENTS
✓
Achieved Positive Topline Results in Pivotal Phase 3 REGENERATE trial.   In February 2019, we announced positive topline results from the planned 18-month interim analysis of our pivotal Phase 3 clinical trial of obeticholic acid (“OCA”) in patients with liver fibrosis due to NASH, known as the REGENERATE trial. In the primary efficacy analysis, once-daily OCA 25 mg met the primary endpoint agreed with the U.S. Food and Drug Administration (“FDA”) of fibrosis improvement by at least one state with no worsening of NASH at the planned 18-month interim analysis and adverse events were generally mild to moderate in severity and the most common were consistent with the known profile of OCA. In November 2019, the results of the 18-month interim analysis from the REGENERATE trial were published in The Lancet.

✓
Submitted First NDA to the FDA and First MAA to the EMA in Liver Fibrosis due to NASH.   In September 2019, we submitted the first New Drug Application (“NDA”) to the FDA seeking accelerated approval of OCA in liver fibrosis due to NASH. In November 2019, the FDA accepted our NDA for filing and granted priority review. In December 2019, we submitted the first Marketing Authorization Application (“MAA”) to the European Medicines Agency (“EMA”) seeking conditional approval of OCA for liver fibrosis due to NASH, which was validated by the EMA in January 2020 thereby confirming that our MAA was sufficiently complete to begin the formal review.

✓
Achieved Significant Worldwide Ocaliva Net Sales.   We recognized $249.6 million in net sales of Ocaliva® (obeticholic acid) in 2019, as compared to $177.8 million in 2018. Ocaliva net sales in 2019 were comprised of U.S. net sales of $187.5 million and ex-U.S. net sales of  $62.1 million, as compared to U.S. net sales of  $140.8 million and ex-U.S. net sales of  $37.0 million in 2018.

✓
Executed $470 million Financing Significantly Strengthening our Financial Position.   In May 2019, we issued and sold $230.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2026 and received net proceeds of approximately $223.4 million therefrom. In addition, we issued and sold 2,760,000 shares of common stock for $83.50 per share in a registered public offering and 119,760 shares of common stock for $83.50 per share in a concurrent private placement and received net proceeds of approximately $227.3 million.

✓
Advanced Leading NASH Development Program and Pipeline.   In 2019, we continued to advance our leading NASH development program, including our Phase 3 trial in NASH patients with compensated cirrhosis, known as REVERSE, which is now fully enrolled with over 900 patients randomized. In addition, we began evaluating in a Phase 2 study the efficacy, safety and tolerability of bezafibrate, a pan-peroxisome proliferator-activated receptor (“PPAR”) agonist, in combination with OCA in patients with PBC following our acquisition of the U.S. rights to bezafibrate from Aralez Pharmaceuticals Canada Inc.

CEO COMPENSATION HIGHLIGHTS
Our CEO	Break-Down of 2019 CEO Compensation

Dr. Mark Pruzanski co-founded our Company and has served as our CEO since our inception in 2002. Dr. Pruzanski has been critical in driving many of our achievements over the course of our history, including those described above.

Target-Based
Cash Bonus
(8%)
Base
Salary
(13%)
RSUs
(16%)
TSR PSUs
(47%)
Stock Options
(16%)

✓
Market-Based CEO Compensation.   For 2019, we determined total CEO compensation (including annual equity awards) with reference to the 50th percentile of the competitive market based on our compensation peer group. In 2020, we continued this approach and again determined total CEO compensation (including annual equity awards) with reference to this percentile.

✓
Significant Performance Elements.   We incorporated significant performance elements, including TSR PSUs, into our CEO’s annual and long-term incentive compensation arrangements for 2019. Approximately 87% of our CEO’s 2019 total compensation consisted of variable compensation elements dependent on our achievement of corporate performance goals and our stock price performance.

✓
TSR PSU Grants.   As part of our annual equity award program, we grant our executive officers TSR PSUs. In each of 2019 and 2020, the proportion of our CEO’s annual equity grant attributable to TSR PSUs was approximately 60% of the total grant date fair value.

✓	Executive Leadership. Our CEO leads a highly-experienced executive team that spearheaded our business successes described above.
STOCKHOLDER OUTREACH

Overview.   We are committed to establishing and maintaining an open and transparent dialogue with our stockholders with respect to executive compensation and important governance matters. Each year, we engage with our stockholders to request feedback regarding our executive compensation program and other governance matters of importance to our stockholders. Stockholder feedback is then reported to our Compensation Committee, Nominating and Governance Committee and the full Board for consideration.

Stockholder Advisory Vote on Executive Compensation.   Each year, our stockholders are provided the opportunity to cast an advisory vote on the compensation of our named executive officers (a “say-on-pay” vote), and our Compensation Committee considers the outcome of the prior year’s say-on-pay vote when making decisions relating to the compensation of our named executive officers and our executive compensation program. Our 2019 advisory say-on-pay proposal was approved by approximately 98% of the votes cast on the proposal. Though we were encouraged by this feedback, we plan to continue to work to understand our stockholders’ perspective concerning our executive compensation program and remain committed to our stockholder engagement activities. In 2019, we reached out to stockholders representing over 70% of our outstanding shares, including each of our largest stockholders. Participants at our meetings with such stockholders included members of our executive management team and the Chairperson of our Compensation Committee and Lead Independent Director.

Stockholder Feedback.   We believe that our outreach was well received, and many of the stockholders we contacted in 2019 informed us that they were generally pleased with our approach to executive compensation and did not feel the need to meet to discuss such matters in detail. Generally, the stockholders that we did meet with have a long-term outlook and understand that we regularly review and refine our compensation programs as we continue to transition from a development-stage company to a more mature commercial-stage company in a competitive and dynamic industry. In these interactions, among other matters, we discussed our performance-based compensation philosophy, including our practice of granting TSR PSUs to our executive officers. We consistently heard from these stockholders that they appreciated our efforts to engage with them on our compensation philosophy and practices, and they encouraged us to continue our outreach on a regular basis.

Commitment to Future Outreach.   We believe that stockholder engagement is important and our Compensation Committee will continue to consider stockholder feedback, future say-on-pay votes and relevant market developments in order to determine whether any subsequent changes to our executive compensation program are warranted. We expect to continue our outreach efforts with respect to executive compensation and important governance matters in future years in order to ensure that we collect stockholder feedback for the consideration of our Compensation Committee, Nominating and Governance Committee and the full Board.

COMPENSATION AND GOVERNANCE BEST PRACTICES
What We Do
✓
Independent Chairman and All Board Members other than our CEO are Independent.   Paolo Fundarò serves as our Board’s Chairman, and all of the members of our Board (except Dr. Pruzanski) are independent directors.

✓
Additional Independent Board Leadership and Diversity.   Gino Santini serves as our Board’s Lead Independent Director, which we believe enhances our Board governance structure and contributes to the overall effectiveness of our Board. In addition, in April 2018, we appointed Nancy Miller-Rich as an independent director to our Board, which increased the gender diversity of our Board. We continue to strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experiences, ages, genders and ethnicities on our Board and its committees.

✓	Independent Compensation Committee. Our Compensation Committee, which is composed entirely of independent directors, provides independent oversight of our compensation programs.
✓	Independent Compensation Consultant. Our Compensation Committee uses an independent executive compensation consulting firm that reports directly to the committee.
✓
Annual Compensation Review and Analysis.   Our Compensation Committee conducts an annual assessment of executive compensation to ensure that we provide competitive compensation packages to attract, retain, reward and incentivize our executive management team to achieve success for us and our stockholders.

✓
Multiple Performance Elements.   In accordance with our performance-based compensation philosophy, our executive compensation program incorporates multiple performance elements, including target-based cash incentive bonuses payable upon the achievement of corporate goals and individual performance, and long-term equity incentive compensation, a substantial portion of which consists of stock options and TSR PSUs.

✓
Market Benchmarking and Use of Reference Peer Group.   Our Compensation Committee, with the assistance of its independent compensation consultant, annually analyzes similar life science companies to identify a relevant group of peer companies for purposes of ensuring the reasonableness and competitiveness of our executive compensation program.

✓
Stock Ownership Requirements.   We have adopted minimum stock ownership guidelines for our Board, CEO and other executive officers, including our named executive officers, which require, within specified periods of time, our non-employee directors to hold Company equity with a value equal to at least 3x their annual cash retainer and our CEO and other executive officers to hold Company equity with a value equal to at least 3x and 1x, respectively, their annual base salary.

✓
Clawback Policy.   We have adopted a clawback policy that permits the Company to recover from any current or former executive officer, including any named executive officer, whose fraud or intentional misconduct contributes to the circumstances requiring the Company to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under U.S. federal securities laws, up to 100% of any incentive-based compensation received by such officer from the Company during the one-year period preceding the date on which the Company is required to prepare such accounting restatement.

✓
Corporate Governance Guidelines.   In 2019, we adopted corporate governance guidelines reflecting our Board’s commitment to building long-term stockholder value with an emphasis on corporate governance. The Nominating and Governance Committee periodically reviews the adequacy and effectiveness of our corporate governance guidelines and recommends any proposed changes to the Board for approval.

What We Don’t Do
✘	No excise tax gross-ups. We have not provided or committed to provide excise tax gross-ups to any of our named executive officers.
✘
No change in control “windfalls”.   The change in control protections for our named executive officers are limited to “double-trigger” arrangements, which require both a change in control and a qualifying termination of employment, or in the case of TSR PSUs, vesting, if at all, based on our TSR performance relative to that of our TSR Peer Group through the month preceding the month in which the change in control occurs.

✘
Limited perquisites.   Our named executive officers generally receive the same benefits as are available to all of our salaried employees, with limited recurring exceptions primarily consisting of fully-paid health insurance premiums.

✘	No automatic or guaranteed annual salary increases. We do not provide for any formulaic or guaranteed base salary increases for our named executive officers.
✘
No guaranteed bonuses or annual equity grants.   We do not provide guaranteed bonuses or annual equity grants to our named executive officers. In addition, our Compensation Committee determined to maintain the 2019 annual cash incentive bonus target percentages for our named executive officers at their 2018 levels.

✘
No hedging or pledging of Company stock.   Our named executive officers and other employees are restricted from engaging in speculative trading activities, including hedging or pledging their company securities as collateral.

Executive Compensation Philosophy
We have adopted a performance-based compensation philosophy that is intended to attract, retain, reward and incentivize our executive officers to achieve our near-term corporate goals, as well as our long-term strategic objectives. In particular, our philosophy is designed to achieve the following objectives:
•
reward the achievement of measurable corporate objectives and align executive officers’ incentives with increasing stockholder value;

•
attract, retain and motivate highly talented individuals with the skills and demonstrated abilities necessary to deliver superior execution of our short- and long-term strategic plans and drive our continued success;

•
provide executive compensation that is competitive with that paid by our peers in the competitive and dynamic biopharmaceutical industry;

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appropriately balance cash compensation designed to encourage the achievement of critical annual goals with equity incentives designed to inspire the achievement of long-term objectives and align the interests of our executive officers more closely with those of our stockholders; and

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align the compensation principles for our executive officers with those for all employees to help create a company-wide performance culture.

Our Executive Compensation Process
The Role of the Compensation Committee
Our Compensation Committee is responsible for the evaluation and oversight of our executive compensation program, policies and practices. Accordingly, our Compensation Committee reviews and approves all compensation provided to our named executive officers, including adjustments to base salaries, annual target-based cash incentive bonuses, equity incentive awards, severance arrangements and benefit programs. Our Compensation Committee consists of three members of our Board, each of whom has extensive experience in our industry and is an independent director under applicable Nasdaq and SEC rules. Our Compensation Committee uses its judgment and experience to develop and approve our executive compensation program, including our Chief Executive Officer’s compensation package. In doing so, our Compensation Committee periodically meets with an independent compensation consultant in executive session without our Chief Executive Officer or any other member of management present. Our Compensation Committee also periodically evaluates the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent.
Management’s Involvement in the Executive Compensation Process
A small number of executive officers, including our Chief Executive Officer, participate in general sessions of our Compensation Committee. Management does not participate in executive sessions of our Compensation Committee. At the request of our Compensation Committee, our Chief Executive Officer provides input and recommendations to the committee on salary adjustments, annual target-based cash incentive bonus amounts and appropriate equity incentive compensation levels in relation to our executive officers other than himself. In formulating these recommendations, our Chief Executive Officer may consider data obtained from third-party sources, including data provided by compensation consultants other than the independent compensation consultant retained by our Compensation Committee.
Use of Independent Compensation Consultant by the Compensation Committee
In designing our executive compensation program, our Compensation Committee considers as a reference point publicly available compensation data for other companies in the biopharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2019, our Compensation Committee also retained the services of the Rewards Solution practice of Aon plc, specifically members of their Radford advisory team (“Radford”), an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. For 2019, Radford provided advice and data to our Compensation Committee on executive and director compensation matters, including the selection of our compensation peer group, comparative market pay levels, equity dilution and annual share utilization practices, incentive plan design and emerging market trends. Although our Compensation Committee considers the advice and recommendations of its compensation consultant about our executive compensation program, the committee ultimately makes its own decisions about these matters. Our Compensation Committee determined that the work of Radford did not raise any conflicts of interest in 2019. In making this assessment, our Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act and the applicable Nasdaq rules.
Peer Group
Our Compensation Committee references a peer group of publicly traded companies in the biopharmaceutical industry for purposes of gathering data to compare with our existing executive compensation levels and practices and as context for future compensation decisions. Our Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews and, if appropriate, updates the compensation peer group, as appropriate, to include companies that the Compensation Committee believes are competitors for executive talent and are similar to us based on a number of criteria, including sector, market capitalization, revenue, stage of development and head count. Our Compensation Committee may consider peer group and other industry compensation data and the recommendations of its independent compensation consultant when making decisions related to executive compensation. Our Compensation Committee also considers data with respect to peer companies identified by proxy advisory firms in the prior year’s proxy cycle. Our Compensation Committee, with input from its independent compensation consultant, reviewed the composition of our 2018 compensation peer group and determined that no modifications were required for 2019. The companies included in our compensation peer group for 2019 were as follows:
ACADIA Pharmaceuticals Inc.	Halozyme Therapeutics, Inc.	Radius Health, Inc.
Acorda Therapeutics, Inc.	Ionis Pharmaceuticals, Inc.	Seattle Genetics Inc.
Alkermes plc	Lexicon Pharmaceuticals, Inc.	Tesaro, Inc.
Alnylam Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.	The Medicines Company
bluebird bio, Inc.	Omeros Corporation	Ultragenyx Pharmaceutical Inc.
Exelixis, Inc.	Pacira Pharmaceuticals, Inc.	United Therapeutics Corporation
FibroGen, Inc.	Puma Biotechnology, Inc.
Market Benchmarking
At the beginning of 2019, based on the input and analysis provided by Radford and the recommendation of our Chief Executive Officer (except with respect to his own compensation), our Compensation Committee determined that 2019 target total direct compensation for our Chief Executive Officer and other named executive officers employed by the Company would be determined with reference to the 50th percentile of compensation for executives holding similar positions at the companies in our compensation peer group. In determining each named executive officer’s equity incentive award, our Compensation Committee examined peer group compensation data provided by Radford and other related compensation data.

Annual Compensation Review Process
On an annual basis, our Compensation Committee meets to review the performance of our Chief Executive Officer and our other named executive officers. At these meetings, our Compensation Committee typically invites our Chief Executive Officer to participate in the discussion (excluding discussions pertaining to his own compensation) in order to seek our Chief Executive Officer’s input and recommendations with respect to each named executive officer (other than himself) as to:
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the achievement of stated corporate performance objectives;

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the level of contributions made to the general management and guidance of the Company; and

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the amount of any salary increases, cash incentive bonus payouts and new equity awards.

Our Compensation Committee takes into consideration these recommendations and other relevant performance and competitive market factors when it makes its determination on executive compensation matters. Our Compensation Committee also meets to monitor, review and decide compensation matters periodically throughout the year.
Compensation Risk Assessment
We periodically evaluate our compensation programs to understand which elements, if any, may pose risk to the Company and from time to time adopt additional compensation policies and practices designed to discourage excessive or unnecessary risk-taking on the part of program participants. The Company, with the assistance of an independent compensation consultant, Radford, has reviewed Company compensation policies and practices, both for executive and non-executive employees, and determined that those policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, we considered various features of our compensation policies and practices that discourage excessive or unnecessary risk-taking, including, but not limited to, the following:
•
oversight of our compensation policies and practices by our Compensation Committee, including with respect to performance goal setting and the evaluation of achievement thereunder;

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an effective balance between fixed and variable compensation, and short-term and long-term incentive opportunities;

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diversity in long-term incentive vehicles;

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the adoption of performance measures that support the achievement of key goals and the Company’s business strategy;

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the incorporation of risk-mitigating features (such as the clawback policy) into the Company’s compensation programs; and

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reasonable severance and change of control arrangements.

Components of Our Executive Compensation Program
The primary elements of our executive compensation program are:
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base salary;

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annual target-based cash incentive bonuses;

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equity incentive awards;

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broad-based health and welfare benefits; and

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balanced severance arrangements.

Our Compensation Committee believes that a significant amount of executive compensation should be in the form of  “at risk” incentives and that the pay mix should be strongly weighted toward equity incentive awards in order to provide alignment with long-term stockholder value. However, we do not have a formal or informal policy for a pre-set allocation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation. Instead, our

Compensation Committee, after reviewing information provided by its independent compensation consultant and other relevant data, determines what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. Therefore, we provide base salaries that meet competitive salary norms and recognize individual performance on an annual basis. We provide an opportunity to earn annual target-based cash incentive bonuses to incentivize and reward superior short-term performance. To further focus our named executive officers on longer-term performance and the creation of stockholder value, we rely upon equity-based awards that vest over a meaningful period of time and the value of which is dependent on stock price performance.
Base Salary
We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our named executive officers. Base salaries for newly-hired named executive officers typically are established through an arm’s-length negotiation at the time the individual is hired, taking into account factors such as the position for which the individual is being considered, the individual’s qualifications, prior experience and prior base salary (to the extent available) and competitive market demand. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. On an annual basis, our Compensation Committee reviews and evaluates, with input from our Chief Executive Officer (other than with respect to his own base salary), the need for adjustment of the base salaries of our named executive officers based on changes and expected changes in the scope of their responsibilities. Our Compensation Committee also considers promotions, the contributions made by and performance of the named executive officer during the prior fiscal year, the individual’s performance over a period of years, overall economic and labor market conditions, the relative ease or difficulty of replacing the individual with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our compensation peer group and where the individual’s salary falls in the salary range presented by that data. Compensation trends and cost of living increases in the New York City metropolitan area, where our headquarters is located, may also factor into such evaluation. For more information regarding our compensation peer group, see “—Our Executive Compensation Process—Peer Group” above. In addition, our Compensation Committee may draw upon the experience of members of our Board with other companies in making decisions regarding salary increases.
For 2019, our Compensation Committee determined annual base salaries for each of our named executive officers based on their overall individual performance in 2018, their increased level of experience and to ensure that their salaries remained competitive with those of similarly situated executives in our compensation peer group. For 2019 and 2018, the annual base salaries for each of our named executive officers were as follows:
Named Executive Officer	2019 Salary	2018 Salary	Change from 2018
Dr. Mark Pruzanski	$734,292	$702,000	4.6%
Sandip Kapadia	$464,100	$442,000	5.0%
Jerome Durso	$573,250	$540,800	6.0%
Ryan Sullivan	$445,520	$424,300	5.0%
Richard Kim	$442,900	$430,000	3.0%
The change to the annual base salary of each named executive officer, as applicable, was effective as of January 1, 2019. Please refer to “—Compensation Decisions Relating to Fiscal Year 2020” below for a listing of the annual base salaries of each of our named executive officers for 2020.

Annual Target-Based Cash Incentive Bonuses
As part of our performance-based compensation philosophy, our annual target-based cash incentive bonus program is designed to reward our named executive officers for the achievement of specified, measurable annual corporate goals and (with respect to our named executive officers other than our Chief Executive Officer) individual goals and contributions. At the beginning of each year, the cash incentive bonus opportunity for each named executive officer is established as a target percentage of such officer’s base salary. The actual annual cash incentive bonus amounts payable to our named executive officers are determined after year end based on our Compensation Committee’s evaluation of performance against the corporate goals and, in the case of our named executive officers other than our Chief Executive Officer, individual performance. Individual performance of the named executive officers (other than our Chief Executive Officer) is assessed by our Compensation Committee after considering the performance of each officer based on specific goals, individual contributions and the recommendations of the Chief Executive Officer. Consistent with past practice, our Compensation Committee determined that the 2019 cash incentive bonus opportunity for Dr. Pruzanski would be based entirely on the achievement of corporate goals.
Our Compensation Committee believes that a cash incentive bonus program based on the evaluation of multiple corporate goals and individual performance (with respect to our named executive officers other than our Chief Executive Officer) is best-suited for a biopharmaceutical company at our stage of development due to the uncertainties inherent in the development, regulatory approval and commercialization of new drug treatments. Our Compensation Committee also considers the practices of our compensation peer group and overall industry practices as part of its review of our cash incentive bonus program. In order to better align cash incentive bonus payouts with performance, our Compensation Committee may take additional significant corporate achievements into account for the current year’s cash incentive bonus calculation that were not contemplated at the time the current year corporate goals were determined. Our Compensation Committee also has the authority to shift corporate goals to subsequent fiscal years and to eliminate them for the current year’s cash incentive bonus calculation if it determines that underachievement of a goal was primarily caused by circumstances that were beyond the named executive officer’s control or if it determines that the business priorities for the year had shifted. Each of our Compensation Committee and Board has authority, in its sole discretion, to review and approve management’s evaluation of how we performed against our corporate goals and the recommended cash incentive bonus payout levels. This authority includes the ability to rate the accomplishment of particular goals at below, equal to or greater than 100% of target based on the Company’s performance. Our Compensation Committee’s assessment of the individual performance of our named executive officers (other than our Chief Executive Officer) may result in such officers receiving cash incentive bonuses that are higher or lower than the amounts that they would otherwise receive if such bonuses were based on the achievement of corporate goals alone.
The target annual cash incentive bonus for each named executive officer is set by our Compensation Committee as a percentage of such officer’s base salary. The target percentages approved by our Compensation Committee are typically based on an evaluation of compensation peer group data, as well as consideration of the level of qualification and experience of each named executive officer as well as internal pay comparisons. Based on this evaluation, our Compensation Committee determined to maintain the 2019 annual cash incentive bonus target percentages for our named executive officers at their 2018 levels.
Our annual corporate goals have historically included the achievement of specific clinical, regulatory, operational and/or financial milestones, with a focus on the advancement of our product candidates in clinical development, the pursuit of various internal initiatives and ensuring adequate funding for our growth. As we continue to transition from a development-stage company to a commercial-stage company, we have begun to introduce precommercial and commercial-related milestones into our annual corporate goals, with added focus on precommercial and commercial preparedness, commercial sales targets and regulatory achievements. The corporate goals are proposed by senior management at the beginning of each fiscal year and are approved by our Compensation Committee and Board with such modifications as our Compensation Committee and Board deem appropriate. In connection with such approval, our Compensation Committee and Board conduct a rigorous review designed to ensure that such goals reflect the corporate performance measures that we believe are most important to the success of the Company and will drive stockholder value. In addition, the corporate goals are generally set at challenging “stretch” levels so as to require our named executive officers to expend substantial effort and commitment leveraging their individual and collective skills and competencies to attain such goals.
Our 2019 corporate goals, their relative weightings and the achievement levels assessed by our Compensation Committee are summarized below:
2019 Corporate Goal Summary	Relative Weighting	Assessed Achievement
NASH Program	60%	59%
Includes specified activities and milestones related to:
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the delivery of topline results from the planned 18-month interim analysis of our pivotal Phase 3 clinical trial of OCA in patients with liver fibrosis due to NASH, known as the REGENERATE trial, and the timing thereof

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the acceptance of our NDA in NASH in the United States and the timing thereof

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the timely completion of launch preparation and organization ramp-up activities to support a launch of OCA in liver fibrosis due to NASH in the United States, if approved, including the establishment of marketing and medical plans and the creation and appropriate staffing of the launch organization

PBC Commercial Program	30%	41%
Includes specified commercial milestones such as:
• the achievement of $230 million in worldwide annual net sales of Ocaliva • the achievement of commercial contribution targets in PBC
Pipeline and New Products	10%	9%
Includes specified activities and milestones related to:
• the initiation of a Phase 2 study of OCA/bezafibrate combination in PBC • the development and implementation of a pipeline expansion strategy
Total	100%	109%
In January 2020, our Compensation Committee considered our performance in light of the above goals, together with other information available to it, and determined that our 2019 corporate goals were achieved in the aggregate at 109% of target.
As noted above, our Chief Executive Officer’s cash incentive bonus is determined solely based on the achievement of corporate goals, whereas the cash incentive bonus for our other named executive officers is based on both our corporate goals and individual performance. Key 2019 individual goals for, and achievements of, our named executive officers (other than our Chief Executive Officer) were as follows.
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Mr. Kapadia: Mr. Kapadia was responsible for the oversight of all aspects of the Company’s financial management as well as the investor relations, facilities and information technology functions. In addition to the effective execution of his core duties, Mr. Kapadia led the preparation for, and execution of, the May 2019 financing transactions which significantly strengthened the Company’s balance sheet, and also directed the initiation of a global Enterprise Resource Planning (ERP) project to support the Company’s growing data management and forecasting capabilities. In the facilities area, under Mr. Kapadia’s guidance, the Company identified, selected and signed a lease on a new facility in San Diego.

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Mr. Durso: Mr. Durso was responsible for the oversight of the global commercial performance of the Ocaliva business in PBC, which exceeded the Company’s original revenue expectations and was effectively managed from a cost and investment perspective. He also was integrally involved in the direction of the preparations to launch OCA in liver fibrosis due to NASH, if approved, and led the development of the Company’s strategic long-range operating plan. Beyond his responsibilities in the commercial area, Mr. Durso led a number of other functional areas within the Company, including corporate communications, business development, medical affairs, pharmacovigilance and quality assurance. In 2019, he was responsible for assessing the Company’s evolving needs in such areas and significantly expanded the Company’s internal capabilities.
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Mr. Sullivan: Mr. Sullivan was responsible for managing all aspects of the Company’s legal, intellectual property, healthcare compliance and corporate governance functions. He was integrally involved in the Company’s financing activities, including the structuring of the May 2019 convertible debt offering, public equity offering and concurrent private placement, and also was instrumental in the successful resolution of certain legal matters. Beyond these specific achievements, he provided wide-ranging legal input on a range of strategic topics across the full spectrum of the Company’s business.

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Mr. Kim: Mr. Kim was responsible for the performance of the Ocaliva business in PBC in the United States and was directly accountable for the oversight of the Company’s launch preparations for OCA in liver fibrosis due to NASH, if approved, as part of his global strategic marketing responsibilities. The performance of the United States PBC business exceeded the Company’s original revenue expectations and was effectively managed from a cost and investment perspective. Mr. Kim’s launch preparation responsibilities for OCA in liver fibrosis due to NASH, if approved, involved projects in a number of critical areas, including opportunity assessment, investment planning and brand planning. Mr. Kim was also responsible for the oversight of the design, recruitment and successful build-out of the Company’s United States NASH launch organization.

For 2019, our Compensation Committee reviewed our performance against our corporate goals (as described above) and assessed the individual performance of each named executive officer (other than our Chief Executive Officer) after considering such officer’s performance in light of his goals, individual contributions and the recommendations of the Chief Executive Officer. The following table sets forth the 2019 cash incentive bonus targets, achievement levels and payments for our named executive officers.
	2019 Cash Incentive Bonus
Named Executive Officer	Target (as % of Base Salary)	Corporate Goal Achievement Level	Individual Goal Achievement Level	Aggregate Achievement (as % of Base Salary)	Payment
Dr. Mark Pruzanski	70%	109%	—	76%	$560,265
Sandip Kapadia	50%	109%	100%	55%	$252,935
Jerome Durso	50%	109%	115%	63%	$359,284
Ryan Sullivan	50%	109%	110%	60%	$267,089
Richard Kim	50%	109%	110%	60%	$265,519
Please refer to “—Compensation Decisions Relating to Fiscal Year 2020” below for a listing of the target annual cash incentive bonuses for each of our named executive officers for 2020.
Equity Incentive Awards
Our equity incentive program is the vehicle used for providing long-term incentives to our executive officers, including our named executive officers. We believe that equity awards provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the long-term interests of such officers and our stockholders. In addition, we believe that equity awards with a time- or performance-based vesting feature promote retention because these features incentivize our named executive officers to remain in our employment during the vesting period.
We typically grant an initial equity award to new named executive officers at the commencement of their employment and grant annual equity awards as part of our ongoing executive compensation program. In addition, we may grant other special equity awards if determined to be in the best interest of the

Company, including at the time of significant promotions. In 2019, equity awards made to our named executive officers included, as applicable, stock option awards, restricted stock unit awards and TSR PSUs. Stock option and restricted stock unit awards granted to our named executive officers generally vest over a period of four years. The exercise price for any Company stock option is set at no less than the fair market value of our common stock on the date of grant, as determined by reference to the closing market price of our common stock on such date. TSR PSUs vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period, subject to a vesting cap equal to 100% of target in the event that our relative TSR exceeds target but our absolute TSR is negative. The vesting of each type of award is subject to continued employment through the applicable vesting dates, except in the case of certain qualifying terminations of employment.
Annual Equity Awards
In determining the size of the annual equity awards granted to our named executive officers, our Compensation Committee considers recommendations developed by its independent compensation consultant, including information regarding comparative stock ownership of, and equity awards received by, the executives in our compensation peer group and our industry. In addition, our Compensation Committee considers each named executive officer’s individual performance and the extent to which such officer has vested in previous equity awards, as well as our overall corporate performance and the potential for enhancing the long-term creation of value for our stockholders.
Annual equity awards to our named executive officers are typically granted each year in conjunction with the review of their individual performance and our overall corporate performance for the previous year. This review typically occurs at meetings of our Compensation Committee held during the first quarter of each year. This allows our Compensation Committee to review various metrics related to our performance in the previous year before making award determinations.
In determining the annual equity awards to be granted to our named executive officers in 2019, our Compensation Committee considered, among other things, the value of the annual equity awards received by executives in our compensation peer group and our industry and the size of the annual equity awards as a percentage of our outstanding stock, dilution to existing stockholders and the retention value in the outstanding equity program based on the value of outstanding unvested awards, all of which were considered in light of individual and corporate performance in 2018. To promote our performance-based compensation philosophy, individual equity awards were positioned higher or lower within the compensation peer group range based on the individual performance of each named executive officer.
We believe that a mix of compensation components incentivizes consistently strong performance. In 2019, we retained the use of stock option, restricted stock unit awards and TSR PSUs. Our approach reflects what we believe is an appropriate equity allocation, providing our named executive officers with incentives to drive value creation through performance-based TSR PSUs and stock options, the value of which depends on our TSR relative to the TSR of our peers or an increase in our stock price, respectively, while addressing the historically high volatility of our common stock through the restricted stock unit award component, which maintains some value through any volatility. This approach also helps manage overall dilution levels and the remaining equity pool available under our 2012 Equity Incentive Plan (“2012 Plan”) in light of our significant growth to date and expected continued future expansion of Company headcount. Approximately sixty percent of the grant date fair value of Dr. Pruzanski’s 2019 annual equity grant was comprised of performance-based TSR PSUs and the remaining approximately forty percent was comprised of equal proportions of stock options and restricted stock units. Approximately one third of the grant date fair value of the 2019 annual equity grants made to our other named executive officers was allocated to each of performance-based TSR PSUs, stock options and restricted stock units. Please refer to “—Compensation Decisions Relating to Fiscal Year 2019” below for a listing of grants made to each of our named executive officers in connection with our 2019 annual equity award program.
In January 2019, as part of our annual grant process, our Compensation Committee approved the grant of stock options, restricted stock units and TSR PSUs to our named executive officers. The stock option awards granted in connection with our 2019 annual grant have (i) a four-year vesting period, with 25% of the shares subject to the award vesting in an initial installment on the date preceding the one-year anniversary of the relevant vesting commencement date and 1/48th of the shares subject to the award vesting each month thereafter and (ii) an exercise price of  $110.80 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on the date of grant. The restricted stock unit awards granted in connection with our 2019 annual grant have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date. The TSR PSUs granted in connection with our 2019 annual grant vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period measured from January 1, 2019 through December 31, 2021. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150% as follows:
Relative TSR	Vesting Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and Above	150%
The percentage of such TSR PSUs that will vest in the event that our relative TSR falls between the 25th and 75th percentiles will be based on linear interpolation. In addition, in the event that our relative TSR exceeds the 50th percentile but our absolute TSR over such period is negative, the percentage of such TSR PSUs that will vest will be capped at 100%.
The vesting of each type of award is subject to continued employment through the applicable vesting dates, except in the case of certain qualifying terminations of employment.
The grants made to each of our named executive officers in connection with our 2019 annual equity award program are set forth in the following table.
Named Executive Officer	TSR PSUs	Stock Options	Restricted Stock Units
Dr. Mark Pruzanski	23,300	13,700	8,500
Sandip Kapadia	3,600	7,200	4,500
Jerome Durso	7,500	15,200	9,400
Ryan Sullivan	5,300	10,700	6,600
Richard Kim	3,200	6,400	4,000
Benefits and Other Compensation
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, vision, group life insurance and long- and short-term disability insurance. For our U.S.-based employees, we also provide a 401(k) plan. Under our 401(k) plan, we are permitted to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Since 2015, we have matched an employee’s contributions to the 401(k) plan up to the first five percent of the employee’s salary, subject to such limits. We provide pension, insurance and other benefits to employees located outside the United States in line with those provided to similar employees in their respective countries. Our named executive officers generally receive the same benefits as are available to all of our salaried employees, with limited recurring exceptions primarily consisting of fully-paid health insurance premiums. In addition, certain employees in our United States commercial organization, including Mr. Kim, receive a car allowance or the use of a leased vehicle and payment of certain ancillary expenses. We also reimburse Mr. Kim for the taxes associated with such benefit. The amounts paid in 2019 by the Company to the named executive officers in respect of matching 401(k) plan contributions and incremental health insurance premiums, and the amount paid to Mr. Kim for his car allowance and related benefits, are included in the “All Other Compensation” column of the Summary Compensation Table below. Our Compensation Committee in its discretion may revise, amend or add to a named executive officer’s benefits and perquisites if it deems it advisable.

Pursuant to an employee retention program adopted in 2017 to secure the services of a limited number of key employees during a critical period for the Company, we granted cash retention awards to certain employees. In December 2017, in connection with this program, Mr. Kim was granted a retention award in the amount of  $202,800 that was paid in the first quarter of 2019, following the expiration of the retention period in December 2018.
Severance and Change in Control Benefits
Pursuant to employment agreements or arrangements that we have entered into with our named executive officers, such officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination in connection with a change in control of the Company. We believe that providing such benefits is consistent with industry practices and helps us to compete for executive talent, as well as to retain and motivate our named executive officers and minimize management distraction created by uncertain job security, particularly in the event of a potential transaction that would be beneficial to our stockholders.
We have structured our change in control benefits so as to prevent unintended “windfalls” in the event of a change in control. Accordingly, change in control protections for our named executive officers are limited to “double-trigger” arrangements, which require both a change in control and a qualifying termination of the employment of the named executive officer in connection with the change in control, or in the case of TSR PSUs, vesting, if at all, based on our TSR performance relative to that of our TSR Peer Group through the month preceding the month in which the change in control occurs. We believe that structuring our change in control benefits in this manner is protective of stockholder value, while still incentivizing named executive officers to pursue change in control transactions determined by our Board to be in the best interest of our stockholders.
Please refer to “—Employment Arrangements with Our Named Executive Officers” below for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to our named executive officers under various termination and change in control scenarios under the caption “—Potential Payments and Benefits Upon Termination of Employment or Change in Control” below.
Compensation Decisions Relating to Fiscal Year 2020
In early 2020, the annual base salaries of our named executive officers were set by our Compensation Committee as follows, effective February 1, 2020:
Named Executive Officer	2020 Salary	2019 Salary	Change from 2020
Dr. Mark Pruzanski	$759,992	$734,292	3.50%
Sandip Kapadia	$478,023	$464,100	3.00%
Jerome Durso	$601,913	$573,250	5.00%
Ryan Sullivan	$461,113	$445,520	3.50%
Richard Kim	$457,294	$442,900	3.25%
In addition, in early 2020, our Compensation Committee determined to maintain the 2020 annual cash incentive bonus target percentages for our named executive officers at their 2019 levels, and approved cash incentive bonus targets for our named executive officers for 2020 as follows:
Named Executive Officer	Target Cash Incentive Bonus (as % of Base Salary)
Dr. Mark Pruzanski	70%
Sandip Kapadia	50%
Jerome Durso	50%
Ryan Sullivan	50%
Richard Kim	50%

In early 2020, our Compensation Committee approved the following equity grants to our named executive officers:
Named Executive Officer	TSR PSUs	Stock Options	Restricted Stock Units
Dr. Mark Pruzanski	25,800	17,700	10,800
Sandip Kapadia	4,500	9,200	5,600
Jerome Durso	8,500	17,400	10,600
Ryan Sullivan	4,500	9,200	5,600
Richard Kim	4,300	8,800	5,400
The stock option awards granted in connection with our 2020 annual grant have (i) a four-year vesting period, with 25% of the shares subject to the award vesting in an initial installment on the date preceding the one-year anniversary of the relevant vesting commencement date and 1/48th of the shares subject to the award vesting each month thereafter and (ii) an exercise price of  $99.66 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on the date of grant. The restricted stock unit awards granted in connection with our 2020 annual grant have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date. The TSR PSUs granted in connection with our 2020 annual grant vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period measured from January 1, 2020 through December 31, 2022. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150% as follows:
Relative TSR	Vesting Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and Above	150%
The percentage of such TSR PSUs that will vest in the event that our relative TSR falls between the 25th and 75th percentiles will be based on linear interpolation. In addition, in the event that our relative TSR exceeds the 50th percentile but our absolute TSR over such period is negative, the percentage of such TSR PSUs that will vest will be capped at 100%.
The vesting of each type of award is subject to continued employment through the applicable vesting dates, except in the case of certain qualifying terminations of employment.
Material Tax and Accounting Considerations
Section 162(m) of the Code generally restricts deductibility for federal income tax purposes of annual individual compensation in excess of  $1 million paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), Section 162(m) provided an exemption from this limitation for “qualified performance-based compensation.” The TCJA repealed the “qualified performance-based compensation” exemption, effective for taxable years beginning after December 31, 2017, but provides transition relief for certain contractual arrangements in place as of November 2, 2017 and not modified thereafter. We account for stock-based compensation, including annual and new hire equity awards, in accordance with the requirements of ASC 718.
Our Compensation Committee is informed about the tax deductibility and accounting treatment of compensation when making its compensation determinations. Our Compensation Committee’s general policy is to develop and maintain compensation programs that effectively attract, retain, reward and incentivize exceptional executives in a highly competitive environment, which may include payments that might not be deductible if our Compensation Committee believes they are in the best interests of the Company and its stockholders.

Clawback Policy
We have adopted a clawback policy that permits the Company to recover from any current or former executive officer, including any named executive officer, whose fraud or intentional misconduct contributes to the circumstances requiring the Company to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under U.S. federal securities laws, up to 100% of any incentive-based compensation received by such officer from the Company during the one-year period preceding the date on which the Company is required to prepare such accounting restatement.
Stock Ownership Guidelines
We have adopted minimum stock ownership guidelines for our Board, Chief Executive Officer and other executive officers, including our named executive officers, which require, within a five-year period, our non-employee directors to hold Company equity with a value equal to at least 3x their annual cash retainer and our Chief Executive Officer and other executive officers to hold Company equity with a value equal to at least 3x and 1x, respectively, their annual base salary. Until the ownership guidelines are satisfied, our non-employee directors and executive officers are required to maintain a minimum retention ratio of at least 50% of their annual equity awards, net of shares sold or withheld solely to pay applicable exercise fees and/or withholding taxes. Any non-employee director or executive officer failing to meet the guidelines within the allotted compliance period will be required to maintain a minimum retention ratio of 100% of net shares after the applicable exercise fees and/or withholding taxes.
Anti-Hedging and Anti-Pledging Policies
Our named executive officers and other employees are restricted from engaging in speculative trading activities, including hedging or pledging their company securities as collateral.

Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material,” “filed” with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
By the Compensation Committee of the Board of Directors of Intercept Pharmaceuticals, Inc.,
Gino Santini, Chairperson
Nancy Miller-Rich
Daniel Welch

Summary Compensation Table
The following table summarizes the compensation that was earned by our named executive officers for the year ended December 31, 2019 and, as applicable, the years ended December 31, 2018 and 2017.
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Dr. Mark Pruzanski President and Chief Executive Officer	2019	734,292	—	4,197,742	1,116,118	560,265	7,368	6,615,785
	2018	702,000	—	1,667,718	1,705,358	442,260	8,623	4,525,960
	2017	675,000	—	2,486,576	2,583,556	401,625	7,930	6,154,687
Sandip Kapadia Chief Financial Officer and Treasurer	2019	464,100	—	1,001,664	586,573	252,935	21,368	2,326,640
	2018	442,000	—	790,164	393,544	228,735	22,403	1,876,846
	2017	425,000	—	750,260	749,231	188,594	23,930	2,137,016
Jerome Durso Chief Operating Officer	2019	573,250	—	2,089,570	1,238,321	359,284	21,368	4,281,793
	2018	540,800	—	1,554,326	775,844	292,032	22,403	3,185,406
	2017	441,333	—	1,738,950	1,395,217	260,000	26,765	3,862,266
Ryan Sullivan General Counsel and Secretary	2019	445,520	—	1,471,902	871,713	267,089	21,368	3,077,592
	2018	376,158	—	1,239,112	1,190,351	229,122	173,437	3,208,180
Richard Kim President, U.S. Commercial & Strategic Marketing	2019	442,900	202,800	890,368	521,398	265,519	76,343	2,399,328

(1)
Mr. Sullivan joined the Company in February 2018. Mr. Kim first became a named executive officer in 2019.

(2)
Reflects (i) prorated 2017 salary for Mr. Durso, who was hired during 2017 and (ii) prorated 2018 salary for Mr. Sullivan, who was hired during 2018.

(3)
Reflects for Mr. Kim in 2019 a cash retention award in the amount of $202,800 paid in the first quarter 2019.

(4)
Amounts shown represent the aggregate grant date fair value for the fiscal years presented, computed in accordance with ASC 718, in respect of TSR PSU, restricted stock unit (or restricted stock) and option awards, as applicable. Assumptions used in the calculation of these amounts are included in “Note 13” to the Notes to Consolidated Financial Statements for the year ended December 31, 2019, included in our Annual Report. Amounts shown do not reflect the compensation actually received by the named executive officers. For Mr. Durso in 2017 and Mr. Sullivan in 2018, such amounts reflect such individuals’ new-hire equity awards.

(5)
Amounts shown reflect target-based cash incentive bonuses earned with respect to the fiscal years presented based on our Compensation Committee’s evaluation of our performance against corporate goals and, in the case of named executive officers other than our Chief Executive Officer, the relevant named executive officer’s individual performance. See “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Target-Based Cash Incentive Bonuses” above for a discussion of the target and actual cash incentive bonuses for each of the named executive officers with respect to 2019.

(6)
The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2019:

Name	Contributions Under 401(k) Plan ($)(i)	Health Insurance ($)(ii)	Miscellaneous ($)(iii)
Dr. Mark Pruzanski	—	7,368	—
Sandip Kapadia	14,000	7,368	—
Jerome Durso	14,000	7,368	—
Ryan Sullivan	14,000	7,368	—
Richard Kim	14,000	7,368	54,975

(i)
Represents the annual contribution of the Company under the terms of its 401(k) Plan.

(ii)
Represents the amount paid by the Company for health insurance premiums above the amounts generally paid for the coverage of its employees.

(iii)
Represents the amount of $30,000 paid by the Company for an annual car allowance, the amount of  $15,434 for the taxes associated with such benefit and an amount paid by the Company for an immediate family member to attend a Company business trip with Mr. Kim.

Grants of Plan-Based Awards Table
The following table sets forth information concerning the named executive officers’ 2019 annual cash incentive bonus award opportunities and 2019 grants of TSR PSUs, restricted stock units and stock options under our 2012 Plan. All stock options granted to our named executive officers were incentive stock options, to the extent permissible under the Code.
Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards Target ($)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold (#)(4)	Target (#)	Maximum (#)
Dr. Mark Pruzanski	—	514,004	—	—	—	—	—	—	—
	01/16/19(1)	—	11,650	23,300	34,950	—	—	—	3,255,942
	01/16/19(1)	—	—	—	—	8,500	13,700	110.80	941,800
	01/16/19(1)								1,116,118
Sandip Kapadia	—	232,050	—	—	—	—	—	—	—
	01/16/19(1)	—	1,800	3,600	5,400	—	—	—	503,064
	01/16/19(1)	—	—	—	—	4,500	—	—	498,600
	01/16/19(1)	—	—	—	—	—	7,200	110.80	586,573
Jerome Durso	—	286,625	—	—	—	—	—	—	—
	01/16/19(1)	—	3,750	7,500	11,250	—	—	—	1,048,050
	01/16/19(1)	—	—	—	—	9,400	—	—	1,041,520
	01/16/19(1)	—	—	—	—	—	15,200	110.80	1,238,321
Ryan Sullivan	—	222,760	—	—	—	—	—	—	—
	01/16/19(1)	—	2,650	5,300	7,950		—	—	740,622
	01/16/19(1)	—	—	—	—	6,600	10,700	110.80	731,280
	01/16/19(1)								871,713
Richard Kim	—	221,450	—	—	—	—	—	—	—
	01/16/19(1)	—	1,600	3,200	4,800		—	—	447,168
	01/16/19(1)	—	—	—	—	4,000			443,200
	01/16/19(1)	—	—	—	—	—	6,400	110.80	521,398

(1)
Represents annual equity grants made to Dr. Pruzanski, Mr. Kapadia, Mr. Durso, Mr. Sullivan and Mr. Kim in 2019, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above. Such awards have a vesting commencement date of January 1, 2019.

(2)
Represents the potential 2019 cash incentive bonus payouts assuming target achievement of corporate goals and, as applicable, individual performance, based upon the named executive officer’s cash incentive bonus target and base salary in effect on December 31, 2019. No minimum threshold amount or maximum amount beyond the target amount was established. See the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the cash incentive bonuses earned by the named executive officers in 2019 and paid in 2020.

(3)
Represents grants of TSR PSUs made to the named executive officers in 2019. Such awards vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period, subject to continued employment. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150%, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above.

(4)
Represents TSR PSUs that are eligible to vest based on the Company’s achievement of the minimum applicable relative TSR percentile.

(5)
Represents grants of restricted stock units made to the named executive officers in 2019. Such awards have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date.

(6)
Represents grants of stock options made to the named executive officers in 2019. Such awards have a four-year vesting period, with 25% of the shares subject to the award vesting in an initial installment on the date preceding the one-year anniversary of the relevant vesting commencement date and 1/48th of the shares subject to the award vesting each month thereafter, subject to continued employment.

(7)
Represents the closing market price of the shares on the date of the grant.

(8)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, in respect of restricted stock unit and option awards, as applicable, granted in 2019. Assumptions used in the calculation of these amounts are included in “Note 13” to the Notes to Consolidated Financial Statements for the year ended December 31, 2019, included in our Annual Report.

Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning unexercised stock options, unvested restricted stock units (or restricted stock) and unvested TSR PSUs for each of the named executive officers outstanding as of December 31, 2019. The closing market price of the shares on December 31, 2019 was $123.92.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(13)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(14)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(22)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. Mark Pruzanski	30,084(1)	—	21.50	11/16/22	1,456(15)	180,428	35,100(23)	4,349,592
	62,595(2)	—	31.90	05/07/23	7,250(16)	898,420	34,950(24)	4,331,004
	5,733(3)	—	266.01	04/11/24	6,375(17)	789,990	—	—
	—	5,733(3)	266.01	04/11/24	—	—	—	—
	32,550(4)	—	161.16	10/01/25	—	—	—	—
	29,865(5)	635(5)	94.29	02/11/26	—	—	—	—
	29,167(6)	10,833(6)	107.18	02/01/27	—	—	—	—
	21,801(7)	23,699(7)	58.74	02/05/28	—	—	—	—
	3,425(8)	10,275(8)	110.80	01/16/29	—	—	—	—
Sandip Kapadia	15,375(9)	2,625(9)	146.36	07/01/26	2,812(18)	348,463	8,100(23)	1,003,752
	8,458(6)	3,142(6)	107.18	02/01/27	2,187(16)	271,013	5,400(24)	669,168
	5,030(7)	5,470(7)	58.74	02/05/28	3,882(19)	481,057	—	—
	1,800(8)	5,400(8)	10.80	01/16/29	3,375(17)	418,230	—	—
Jerome Durso	14,167(10)	5,833(10)	115.93	02/23/27	4,687(20)	580,813	15,900(23)	1,970,328
	9,918(7)	10,782(7)	58.74	02/05/28	7,650(19)	947,988	11,250(24)	1,394,100
	3,800(8)	11,400(8)	110.80	01/16/29	7,050(17)	873,636	—	—
Ryan Sullivan	7,353(11)	19,122(11)	53.41	02/13/28	13,050(21)	1,617,156	7,950(24)	985,164
	2,675(8)	8,025(8)	110.80	01/16/29	4,950(17)	613,404	—	—
Richard Kim	4,395(12)	—	277.61	07/18/25	127(15)	15,738	6,750(23)	836,460
	4,015(5)	85(5)	94.29	02/11/26	1,469(16)	182,038	4,800(24)	594,816
	5,363(6)	2,437(6)	107.18	02/01/27	3,263(19)	404,350	—	—
	4,216(7)	4,584(7)	58.74	02/05/28	3,000(17)	371,760	—	—
	1,600(8)	4,800(8)	110.80	01/16/29

(1)
These options were granted on November 16, 2012.

(2)
These options were granted on May 7, 2013.

(3)
These options were granted on April 11, 2014, with a vesting commencement date of January 1, 2014. Such options vest upon the achievement of certain regulatory milestones related to OCA. The unexercisable options were cancelled in February 2020 in accordance with the award agreement.

(4)
These options were granted on October 1, 2015.

(5)
These options were granted on February 11, 2016, with a vesting commencement date of January 1, 2016.

(6)
These options were granted on February 1, 2017, with a vesting commencement date of January 1, 2017.

(7)
These options were granted on February 5, 2018, with a vesting commencement date of January 1, 2018.

(8)
These options were granted on January 16, 2019, with a vesting commencement date of January 1, 2019.

(9)
These options were granted on July 1, 2016, with a vesting commencement date of July 1, 2016.

(10)
These options were granted on February 23, 2017, with a vesting commencement date of February 23, 2017.

(11)
These options were granted on February 13, 2018, with a vesting commencement date of February 13, 2018.

(12)
These options were granted on July 18, 2015.

(13)
Unless otherwise noted, unexercisable stock option awards are subject to a four-year vesting period, with 25% of the shares subject to the award vesting in an initial annual installment following the relevant vesting commencement date and 1/48th of the shares subject to the award vesting each month thereafter, subject to continued employment.

(14)
Unvested restricted stock unit (or restricted stock) awards granted prior to 2019 have a four-year vesting period, with 25% of the shares subject to the award vesting in an initial annual installment following the relevant vesting commencement date and 1/16th of the shares subject to the award vesting each quarter thereafter, subject to continued employment. Unvested restricted stock unit awards granted in 2019 have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date, subject to continued employment.

(15)
This restricted stock was granted on February 11, 2016, with a vesting commencement date of January 1, 2016.

(16)
This restricted stock was granted on February 1, 2017, with a vesting commencement date of January 1, 2017.

(17)
This restricted stock was granted on January 16, 2019, with a vesting commencement date of January 1, 2019.

(18)
This restricted stock was granted on July 1, 2016, with a vesting commencement date of July 1, 2016.

(19)
This restricted stock was granted on February 5, 2018, with a vesting commencement date of January 1, 2018.

(20)
This restricted stock was granted on February 23, 2017, with a vesting commencement date of February 23, 2017.

(21)
This restricted stock was granted on February 13, 2018, with a vesting commencement date of February 13, 2018.

(22)
TSR PSU awards vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period, subject to continued employment. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150%, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above. Amounts shown assume that such TSR PSUs will vest at the maximum level of 150% of target in light of our TSR performance relative to that of our TSR Peer Group.

(23)
These TSR PSUs were granted on February 5, 2018, with a vesting commencement date of January 1, 2018.

(24)
These TSR PSUs were granted on January 16, 2019, with a vesting commencement date of January 1, 2019.

Option Exercises and Stock Vested
The following table sets forth the number of shares and value realized by the named executive officers during 2019 on the exercise of stock options and the vesting of restricted stock units (or restricted stock).
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dr. Mark Pruzanski	50,517	4,420,527	14,694	1,396,956
Sandip Kapadia	—	—	9,643	915,168
Jerome Durso	—	—	12,050	1,160,076
Ryan Sullivan	8,825	278,782	11,800	1,183,334
Richard Kim	—	—	5,896	575,258

(1)
The value realized on the exercise of options was calculated by multiplying the number of options exercised on the applicable exercise date by the difference between the closing market price of the shares on such date and the exercise price of the options.

(2)
The value realized on the vesting of restricted stock units (or restricted stock) was calculated by multiplying the number of shares issued upon the vesting of restricted stock units (or shares vesting, in the case of restricted stock) on the applicable vesting date by the closing market price of the shares on such date.

Equity Compensation Plan Information
The following table provides information as of December 31, 2019 with respect to shares that may be issued under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders(1)	2,690,460(2)	$99.87(3)	2,784,100(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

(1)
All of our equity compensation plans have been approved by security holders. Our equity compensation plans are described in “Note 13” to the Notes to Consolidated Financial Statements for the year ended December 31, 2019, included in our Annual Report.

(2)
Consists of 1,981,150 shares issuable upon the exercise of stock options outstanding under the 2012 Plan or our 2003 Stock Incentive Plan (the “2003 Plan”), as well as 153,591 shares of restricted stock (including performance restricted shares) and 555,719 restricted stock units (including performance restricted stock units) outstanding under the 2012 Plan.

(3)
Does not take into account outstanding shares of restricted stock (including performance restricted shares) or restricted stock units (including performance restricted stock units), which do not require the payment of any exercise price in connection with the vesting thereof.

(4)
As of December 31, 2019, there were 2,784,100 shares available for future grants under the 2012 Plan. No shares are available for future grants under the 2003 Plan. Shares underlying awards outstanding under the 2003 Plan that expire or are forfeited or cancelled become available for issuance under the 2012 Plan. The number of shares available for future grants under the 2012 Plan automatically increases on January 1st of each year until (and including) January 1, 2022 by an amount equal to the lesser of  (i) 1,211,533 shares, (ii) 4% of the total number of shares outstanding on such date and (iii) an amount determined by our Board or Compensation Committee. Accordingly, on January 1, 2020, the number of shares available for future grants increased by 1,211,533 shares.

Employment Arrangements with Our Named Executive Officers
We have entered into individual agreements with our named executive officers. In addition, the agreements governing equity awards granted to our employees, including our named executive officers, contain provisions relating to the treatment of such awards in the event of certain terminations. The material terms of these agreements are summarized below. See “—Definitions” below for the meanings of certain terms used in this section.
Basic Terms
The employment agreements with each of our named executive officers provide for (i) an annual base salary, which is subject to annual review and increase (but not decrease) or, in the case of Mr. Kim, subject to adjustment, as determined by our Board or Compensation Committee, (ii) eligibility for an annual target-based cash incentive bonus equal to a percentage of such officer’s base salary and (iii) eligibility to participate in the Company’s benefit plans and arrangements, in each case, as described in greater detail under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program” above. The employment agreements with each of our named executive officers have initial terms of one year with automatic renewal each year thereafter unless either party elects not to renew or earlier terminates the agreement.
Termination-Related Provisions
Termination for Any Reason
Upon any termination of employment, each named executive officer is entitled to receive accrued but unpaid salary (including payment of accrued but unused vacation days), such officer’s vested equity awards and any other accrued benefits under the Company’s benefit plans or such officer’s employment agreement. In addition, Dr. Pruzanski will be entitled to receive an amount equal to his cash incentive bonus for the year preceding the year in which termination occurs, to the extent unpaid, and a prorated cash incentive bonus for the year in which termination occurs, payable in a lump sum. Except as described under “Termination Without Cause or Resignation for Good Reason,” “Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control” and “Termination in the Event of Death or Disability” below, all unvested equity awards held by the named executive officer would be forfeited and such officer would have, in the case of  (i) Dr. Pruzanski, three years and (ii) the named executive officers other than Dr. Pruzanski, 90 days (or, in each case, the remaining term of the options if shorter) following termination to exercise any vested options.
Termination Without Cause or Resignation for Good Reason
In the event that the Company elects not to renew the employment agreement of a named executive officer, such officer is terminated by the Company without cause or such officer resigns with good reason, such officer will be entitled to receive (i) cash severance in an amount equal to 12 months of such officer’s base salary in effect at the time of termination, payable over 12 months, (ii) continued health benefits for up to 12 months following termination and (iii) the same benefits as described under “Termination for Any Reason” above, except that, in the case of  (A) Dr. Pruzanski, all unvested equity awards held by Dr. Pruzanski will vest, Dr. Pruzanski will have three years (or the remaining term of the options if shorter) following termination to exercise any vested options and, in lieu of the prorated cash incentive bonus for the year in which termination occurs, Dr. Pruzanski will be entitled to an amount equal to the mean bonus earned by him during the prior three years, payable in a lump sum, (B) Mr. Kim, such officer will have one year (or the remaining term of the options if shorter) following termination to exercise any vested options and (C) Messrs. Kapadia, Durso and Sullivan, the number of unvested equity awards held by each such officer that would otherwise have vested during the period from the date of termination to the first anniversary thereof will vest and each such officer will have one year (or the remaining term of the options if shorter) following termination to exercise any vested options. Furthermore, with respect to each named executive officer other than Dr. Pruzanski, in the event that the Company elects not to renew the employment agreement of such officer, such officer is terminated without cause or such officer resigns for good reason following the first anniversary of the vesting commencement date of restricted stock units that were granted in 2019 or thereafter, such restricted stock units shall become vested as follows: (x) if the termination date is three months or less before the restricted stock unit’s next scheduled vesting date, seventy-five percent of the restricted stock units that were scheduled to vest on such next vesting date shall become vested, (y) if the termination date is more than three months but no more than six months before the next scheduled vesting date, fifty percent of the restricted stock units that were scheduled to vest on that vesting date shall become vested and (z) if the termination date is more than six months but no more than nine months before the next scheduled vesting date, twenty-five percent of the restricted stock units that were scheduled to vest on that vesting date shall become vested.
Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
In the event that the Company elects not to renew the employment agreement of a named executive officer, such officer is terminated by the Company without cause or such officer resigns with good reason, in each case, in anticipation of, within three months before (in the case of Dr. Pruzanski) or within 12 months following a change in control, such officer will be entitled to receive the same benefits as described under “Termination Without Cause or Resignation for Good Reason” above, except that, in the case of  (i) Dr. Pruzanski, the cash severance will be in an amount equal to 24 months of Dr. Pruzanski’s base salary in effect at the time of termination and payable in a lump sum, the health benefits will continue for up to 24 months following termination and, in lieu of the mean bonus earned by him during the prior three years, Dr. Pruzanski will be entitled to an amount equal to two times the mean bonus earned by him during the prior three years and (ii) the named executive officers other than Dr. Pruzanski, the cash severance amount will be payable in a lump sum, all unvested equity awards held by such officer will vest and such officer will have one year (or the remaining term of the options if shorter) following termination to exercise any vested options.

Termination in the Event of Death or Disability
In the event of termination by reason of a named executive officer’s death or disability, such officer will be entitled to receive the same benefits as described under “Termination for Any Reason” above, except that, in the case of  (i) Dr. Pruzanski, all unvested equity awards held by Dr. Pruzanski will vest, Dr. Pruzanski (or his estate or legal representative, as applicable) will have three years (or the remaining term of the options if shorter) following termination to exercise any vested options and, in the case of a termination due to disability, Dr. Pruzanski will be entitled to (A) continued health benefits for up to 12 months following termination and (B) solely to the extent that Dr. Pruzanski is not eligible to participate in Company-sponsored short- and long-term disability plans that provide for benefits of at least 60% of base salary, cash severance in an amount equal to 12 months of his base salary in effect at the time of termination, payable over 12 months, and (ii) the named executive officers other than Dr. Pruzanski, (A) a prorated portion (based on the number of days accrued in the current vesting period prior to the date of termination) of the unvested options held by such officer that would otherwise have vested on the next vesting date will vest and such officer (or such officer’s estate or legal representative, as applicable) will have one year (or the remaining term of the options if shorter) following termination to exercise any vested options, (B) a prorated portion (based on the portion of the performance period that has elapsed as of the date of termination) of the target award amount of unvested TSR PSUs held by such officer will vest and (C) except as described in the next sentence, all remaining unvested equity awards held by such officer would be forfeited. In the event of a termination of a named executive officer other than Dr. Pruzanski due to death or disability that occurs following the first anniversary of the vesting commencement date of restricted stock units that were granted in 2019 or thereafter, such restricted stock units shall become vested as follows: (x) if the termination date is three months or less before the restricted stock unit’s next scheduled vesting date, seventy-five percent of the restricted stock units that were scheduled to vest on such next vesting date shall become vested, (y) if the termination date is more than three months but no more than six months before the next scheduled vesting date, fifty percent of the restricted stock units that were scheduled to vest on that vesting date shall become vested and (z) if the termination date is more than six months but no more than nine months before the next scheduled vesting date, twenty-five percent of the restricted stock units that were scheduled to vest on that vesting date shall become vested.
Release of Claims
Eligibility for the severance payments and benefits described above is conditioned upon the execution by the named executive officer (or such officer’s legal representative, as applicable) and effectiveness, within a specified period of time following termination, of a general release of claims in favor of the Company.
Certain Code-Related Provisions
If any amounts owed to a named executive officer as a result of a termination in connection with a change in control of the Company would be subject to the excise tax imposed by Section 4999 of the Code, then such amounts will be payable either (i) in full or (ii) solely to the extent that the after-tax value of such amounts to such officer would be greater as a result of such reduction, as to such reduced amount that would maximize the after-tax value of such amounts to such officer.
In addition, the timing of payments may be modified by us to comply with Section 409A of the Code.
Treatment of TSR PSUs in the Event of a Change in Control
With respect to TSR PSUs, in the event of a change in control, the performance period shall end and such TSR PSUs shall vest, if at all, based on our TSR performance relative to that of our TSR Peer Group through the month preceding the month in which the change in control occurs. The percentage of such TSR PSUs that may vest in ranges from 0% to 150%, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above.

Definitions
Under the employment agreements with our named executive officers:
•
“cause” generally means (i) that the officer has engaged in material dishonesty, willful misconduct or gross negligence or has materially breached the employment agreement, and has failed to cure such conduct or breach within 30 days after receipt of written notice from us or (ii) the officer’s conviction or entry of nolo contendere to any crime involving moral turpitude, fraud or embezzlement or any felony;

•
“change in control” generally means (i) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company, (ii) any consolidation or merger of the Company where the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) or (iii) a third person (other than the Company, any employee benefit plan of the Company or investors purchasing equity securities of the Company pursuant to a financing or a series of financings approved by our Board) becomes the beneficial owner, directly or indirectly, of securities representing 25% or more of the total number of votes that may be cast for the election of the directors of the Company; and

•
“good reason” generally means a material (i) change in the officer’s duties, position, responsibilities or reporting requirements, (ii) relocation or (iii) breach of the employment agreement by us, in each case without the officer’s consent and subject to the officer giving us sufficient notice and time to cure the event giving rise to such good reason.

Confidential Information and Assignment of Inventions Agreements
Each of our named executive officers has entered into an agreement with us with respect to proprietary information and inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment or soliciting our employees and to assign to us any inventions conceived or developed during the course of employment.
Potential Payments and Benefits Upon Termination of Employment or Change in Control
As described under “—Employment Arrangements with Our Named Executive Officers” above, we have entered into individual agreements with our named executive officers providing for severance payments and benefits in the event of certain terminations of employment, including in connection with a change of control. In addition, the agreements governing equity awards granted to our employees, including our named executive officers, contain provisions relating to the treatment of such awards in the event of certain terminations or a change in control. The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from the Company upon a termination of employment under the circumstances described in the table effective December 31, 2019. In the case of Dr. Pruzanski, such payments and benefits are inclusive or in lieu of a cash payment in the amount of $514,004 that he would have been entitled to upon a termination of employment for any reason effective December 31, 2019. The amounts included in respect of TSR PSUs following a change in control (i) would be payable whether or not the named executive officer’s employment was terminated and (ii) assume that such TSR PSUs vest at the maximum level of 150% of target in light of our TSR performance relative to that of our TSR Peer Group over 2019.
In accordance with SEC rules, the potential payments were determined under the terms of the Company’s contracts, agreements, plans and arrangements as in effect on December 31, 2019. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.

Name		Termination Due to Death ($)(4)	Termination Due to Disability ($)(5)	Termination Without Cause or Resignation for Good Reason ($)(6)	Termination Without Cause or Resignation for Good Reason In Connection with a Change of Control ($)(7)
Dr. Mark Pruzanski
	Cash Payments(1)	514,004	1,248,296	1,131,254	2,262,507
	Value of Accelerated Vesting(2)	12.429,102	12,429,102	12,429,102	12,429,102
	Health Insurance Benefits(3)	—	34,283	34,283	34,283
	Total	12,943,106	13,711,681	13,594,639	14,725,892
Sandip Kapadia
	Cash Payments(1)	—	—	464,100	464,100
	Value of Accelerated Vesting(2)	594,816	594,816	1,161,755	3,671,663
	Health Insurance Benefits(3)	—	—	34,283	34,283
	Total	594,816	594,816	1,660,138	4,170,046
Jerome Durso
	Cash Payments(1)	—	—	573,250	573,250
	Value of Accelerated Vesting(2)	1,185,501	1,185,501	1,604,353	6,665,809
	Health Insurance Benefits(3)	—	—	34,283	34,283
	Total	1,185,501	1,185,501	2,211,886	7,273,342
Ryan Sullivan
	Cash Payments(1)	—	—	445,520	445,520
	Value of Accelerated Vesting(2)	218,925	218,925	1,580,551	4,669,304
	Health Insurance Benefits(3)	—	—	34,283	34,283
	Total	218,925	218,925	2,060,354	5,149,107
Richard Kim
	Cash Payments(1)	—	—	442,900	442,900
	Value of Accelerated Vesting(2)	503,941	503,941	—	2,810,238
	Health Insurance Benefits(3)	—	—	34,283	34,283
	Total	503,941	503,941	477,183	3,287,421

(1)
Includes cash severance payments calculated based on base salary in effect on December 31, 2019.

(2)
The value realized upon the accelerated vesting of  (i) stock options is calculated by multiplying the number of “in-the-money” options subject to accelerated vesting by the difference between the closing market price of the shares on December 31, 2019 and the weighted-average exercise price of such options, (ii) restricted stock is calculated by multiplying the number of shares of restricted stock subject to accelerated vesting by the closing market price of the shares on December 31, 2019 and (iii) restricted stock units and TSR PSUs is calculated by multiplying the number of restricted stock units and TSR PSUs subject to accelerated vesting by the closing market price of the shares on December 31, 2019. The closing market price of the shares on December 31, 2019 was $123.92.

(3)
Represents the estimated cost to the Company of continuing health insurance benefits for the named executive officers.

(4)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination in the Event of Death or Disability” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

(5)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination in the Event of Death or Disability” above for a description of the circumstances that would trigger the payment of amounts set forth in this column. Reflects an amount Dr. Pruzanski would be entitled to pursuant to his employment agreement.

(6)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination Without Cause or Resignation for Good Reason” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

(7)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control” and “—Employment Arrangements with Our Named Executive Officers—Treatment of TSR PSUs in the Event of a Change in Control” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing the following estimated information for 2019:
•
the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer) was $239,066;

•
the annual total compensation of our Chief Executive Officer was $6,615,785; and

•
the ratio of these two amounts was approximately 28 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the “median employee” and calculating annual total compensation allow companies to apply various methodologies and make various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total domestic and foreign employee population. We selected December 31, 2019 as the date upon which we would identify our “median employee”. We determined that, as of December 31, 2019, we had 583 employees. We did not make any adjustments to our employee population.
Determining our Median Employee
We identified our “median employee” from our total employee population for 2019 by applying the same methodology used for 2018. Accordingly, we compared each employee’s aggregate 2019 base salary (annualized in the case of newly hired employees), cash incentive target and equity award grant date fair value, in each case, converted into U.S. dollars as necessary. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

RELATED PERSON TRANSACTIONS
Public Offering and Concurrent Private Placement
In May 2019, we issued and sold (i) 2,760,000 shares of common stock in a registered public offering, at a price to the public of  $83.50 per share (the “Public Offering”) and (ii) 119,760 shares (the “Private Placement Shares”) in a private placement exempt from the registration requirements of the Securities Act (the “Concurrent Private Placement”), at a purchase price per share equivalent to the price to the public set in the Public Offering and pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) that we entered into with Samsara BioCapital, L.P. (“Samsara”).
Dr. Benatti purchased 1,200 shares in the Public Offering and Samsara purchased 119,760 shares in the Concurrent Private Placement. Dr. Akkaraju is a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara.
Pursuant to the Securities Purchase Agreement, we granted to Samsara certain registration rights requiring us, upon request delivered by Samsara (and/or certain affiliate transferees thereof) on or after July 9, 2019 and subject to certain terms and conditions, to register the resale by Samsara (and/or such affiliates) of the Private Placement Shares. Such registration rights have since expired.
Limitation on Liability and Indemnification Matters
Our Restated Certificate of Incorporation and Restated Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. Under our Restated Certificate of Incorporation and/or Restated Bylaws, we are also empowered to purchase insurance on behalf of our directors, officers, employees and other agents and to enter into indemnification agreements with our directors, officers, employees and other agents. We have entered into indemnification agreements with directors and officers, which provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them in connection with their services. We believe that these arrangements are necessary to attract and retain qualified directors and officers and to allow them to exercise their judgment in the best interest of the Company and its stockholders. We have also obtained director and officer liability insurance as a risk management measure.

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” “filed” with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee’s primary purpose is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s accounting and financial reporting practices, systems of internal control over financial reporting and audit process, as well as the quality and integrity of the Company’s financial reports, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s processes for monitoring compliance with legal and regulatory requirements and the Company’s Global Code of Business Conduct. The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance.”
The Audit Committee has:
•
reviewed and discussed the audited financial statements for the year ended December 31, 2019 with the Company’s management;

•
discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•
received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP such firm’s independence.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
The Audit Committee is responsible for the appointment, retention, compensation, evaluation and oversight of the Company’s independent registered public accounting firm. After reviewing the past services provided by, and performance of, KPMG LLP, the Audit Committee appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The Audit Committee recommends that the Company’s stockholders ratify such appointment at the Annual Meeting.
By the Audit Committee of the Board of Directors of Intercept Pharmaceuticals, Inc.,
Glenn Sblendorio, Chairperson
Daniel Bradbury
Gino Santini

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. KPMG LLP has audited the Company’s financial statements since 2008.
Fees Paid to KPMG LLP
The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2019 and 2018 by KPMG LLP.
	Year Ended December 31,
	2019	2018
	(in thousands)
Audit Fees	$1,777	$1,491
Audit-Related Fees	—	—
Tax Fees	146	94
All Other Fees	2	2
Total Fees	$1,925	$1,587
Audit fees include fees associated with the annual integrated audit of our financial statements and internal control over financial reporting, reviews of our interim financial information, the issuance of consents in connection with filings with the SEC, statutory audits and KPMG LLP’s work in connection with our financing activities, including the issuance of comfort letters. Tax fees include fees associated with tax compliance services, preparation of federal and state income tax returns, preparation of sales tax returns and certain other tax consulting services. All other fees in 2019 consist of fees related to a subscription to KPMG LLP’s Accounting Research Online tool.
We did not incur any audit-related fees in 2019 or 2018. All fees described above were approved by the Audit Committee.
The Audit Committee has determined that the provision of services rendered above is compatible with maintaining KPMG LLP’s independence.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. On an annual basis, management submits to the Audit Committee for pre-approval specified services expected to be rendered by the Company’s independent registered public accounting firm in the defined categories of audit, audit-related, tax and other services up to specified amounts. Prior to engagement, the Audit Committee pre-approves these services by category of service. In the event that circumstances arise where it may become necessary to engage the Company’s independent registered public accounting firm for additional services not contemplated in the original pre-approval, pre-approval may also be given on an individual, case-by-case basis before the Company’s independent registered public accounting firm is engaged to provide such services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the full Audit Committee at its next scheduled meeting.

STOCKHOLDERS’ PROPOSALS
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy card when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), your proposals must be sent to Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Company Secretary, not less than 120 days prior to the anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the 2020 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Therefore, the deadline is expected to be December 30, 2020 for the 2021 Annual Meeting. However, if the date of the 2021 Annual Meeting changes by more than 30 days from the anniversary of the 2020 Annual Meeting, the deadline is a reasonable time before we begin to print and mail our proxy materials. We will notify you of any change in this deadline in a quarterly report on Form 10-Q or in another communication to you. Stockholder proposals must also be otherwise eligible for inclusion.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
If you desire to bring a matter before an Annual Meeting of Stockholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in the Company’s Restated Bylaws. To be timely, written notice must be delivered to Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Company Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the 2020 Annual Meeting; provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, then such notice to be timely must be delivered to the Company Secretary not more than 120 days prior to the 2021 Annual Meeting and not less than the later of  (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2021 Annual Meeting. As a result, in the event the 2021 Annual Meeting is not held more than 30 days before nor more than 30 days after the first anniversary of the 2020 Annual Meeting, notice of nominations or other business submitted pursuant to the Company’s Restated Bylaws must be received no later than the close of business on February 27, 2021 and no earlier than January 28, 2021. Any such notice to the Company Secretary must include all of the information specified in the Company’s Restated Bylaws.

EXPENSES AND SOLICITATION
The cost of solicitation will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request brokers, dealers, banks, trustees or other nominees to solicit their customers who have shares of the Company registered in the name of the nominee and, if so, will reimburse such brokers, dealers, banks, trustees or other nominees for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, email or telephone following the original solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $17,500, plus out-of-pocket expenses.
HOUSEHOLDING
Our Annual Report, including our audited financial statements for the year ended December 31, 2019, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, only one Annual Report and one proxy statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement and you wish to receive separate copies of these documents, we will deliver promptly a separate copy of such documents to any requesting stockholder who contacts our transfer agent, VStock Transfer, LLC, by telephone at 1-855-9 VSTOCK or in writing to VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to our transfer agent at VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.
OTHER BUSINESS
Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.
We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Company Secretary.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ryan T. Sullivan
Ryan T. Sullivan
General Counsel and Secretary
New York, New York
April   , 2020

Preliminary Copy
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD12905-P394141a. Paolo Fundarò1b. Mark Pruzanski, M.D.1c. Srinivas Akkaraju, M.D., Ph.D.Nominees:1d. Luca Benatti, Ph.D.2. FOR the approval of an amendment to the Company’s RestatedCertificate of Incorporation to increase the number of authorizedshares of common stock from 45,000,000 to 90,000,000;3. FOR the approval, on a non-binding, advisory basis, of thecompensation of the Company’s named executive officers; and4. FOR the ratification of the appointment of KPMG LLP as theindependent registered public accounting firm of the Companyfor the year ending December 31, 2020.NOTE: Such other business as may properly come before the meeting orany adjournment thereof.1g. Nancy Miller-Rich1i. Glenn Sblendorio1j. Daniel Welch1e. Daniel Bradbury1f. Keith Gottesdiener, M.D.1h. Gino Santini1. FOR the election, by separate resolutions, of each of the followingten nominees to serve on the Board of Directors until the 2021Annual Meeting of Stockholders or until their respective successorsare duly elected and qualified:For Against Abstain! !! !! !! !! !! !! ! !! ! !! ! !! !INTERCEPT PHARMACEUTICALS, INC.The Board recommends that you vote these shares as follows:INTERCEPT PHARMACEUTICALS, INC.10 HUDSON YARDS 37TH FLOORNEW YORK, NY 10001! !! !For Withhold! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator,or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/ICPT2020You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 28, 2020The Proxy Statement and 2019 Annual Report are available at www.proxyvote.com.INTERCEPT PHARMACEUTICALS, INC.Annual Meeting of StockholdersMay 28, 2020D12906-P39414INTERCEPT PHARMACEUTICALS, INC.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned, revoking all prior proxies, hereby appoints Mark Pruzanski, M.D., Sandip Kapadia and Ryan T. Sullivan, or any of them, with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess, at the Annual Meeting of Stockholders of Intercept Pharmaceuticals, Inc. to be held on May 28, 2020,at 10:00 a.m. (EDT) by visiting www.virtualshareholdermeeting.com/ICPT2020 or at any postponement or adjournment thereof.This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR the election of the nominees listed in Proposals 1a through 1j as directors, FOR the approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 45,000,000 to 90,000,000, FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.(Continued and to be signed on Reverse Side)